EXHIBIT 4.9

[Signed by the project company]

Guangdong Province of the People's Republic of China

Domestic Garbage and Sewage Treatment Infrastructure at Villages and Towns, Wujiang District

Whole PPP Project Package

PPP Project Contract

Purchaser: Housing and Urban-Rural Development Bureau of Wujiang District, Shaoguan City

July, 2018

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Chapter I Overview of Project Contract

I. Overview of the Project

Guangdong Province proposed to build a moderately prosperous society ahead of schedule in 2018 and to achieve China's first "Centenary Goal". It is also a crucial three years to further promote the prevention and control of water pollution and fully achieve the goal of water environment quality. The protection of the water environment concerns the vital interests of the people, building of a moderately prosperous society in an all-round way, and the Chinese Dream of great rejuvenation of the Chinese nation. At present, due to the relatively weak economic foundation and insufficient investment in water pollution control in Wujiang District, there is an urgent need to carry out a comprehensive investigation and renovation to solve the historical debt of environmental control.

A lot of infrastructure construction is required to drive the new round of economic development of our country. For current backwardness of sewage treatment and domestic garbage collection and transportation system in Wujiang District, it is a good opportunity to meet the national policy requirements of vigorously implementing PPP financing mode and promoting the transformation of government functions, and vigorously build environmental protection infrastructure to achieve the goal of being well-off in an all-round way under the environment of investment guarantee, policy support and rapid development in the process of sewage and domestic garbage treatment in villages and towns.

The infrastructure construction of sewage and domestic garbage collection and transportation at villages and towns is large-scale and requires huge investment, so we must adopt the PPP investment and financing mode, and change the role of the government as both "athlete" and "referee" to strengthen the function of planning and supervision. It is necessary to introduce powerful social capital and technology, comprehensively sort out the rationality of existing sewage and garbage treatment facilities with the help of its capital and technical advantages, improve construction of sewage and garbage treatment facilities, and enhance the overall efficiency of sewage and garbage treatment facilities to achieve efficiency.

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According to the available data and on-the-spot investigation, the sewage at Chongyang Town, Jiangwan Town and Longgui Town in Wujiang District has not been treated effectively, and the foundation of overall sewage treatment construction is weak.

Longgui town is close to the domestic garbage landfill site, and the domestic garbage is collected and transported directly to the existing domestic garbage landfill site for disposal. However, Jiangwan Town and Chongyang Town are very far away from the domestic garbage landfill site, and the one-way transportation distance is even more than 50 km. The high transportation cost hinders the harmless treatment of local domestic garbage and it is urgent to find a new way out suitable for the local actual situation.

Construction of this project can improve the ecological investment environment of Wujiang District, increase the investment interest of domestic and foreign investors, promote and expand the relationship between regional economy and domestic and foreign economy, and drive sustainable social and economic development.

In a word, in accordance with the Government Purchase Law of the People's Republic of China, Regulations on Implementation of the Government Purchase Law, Environmental Protection Law of the People's Republic of China, Contract Law of the People's Republic of China, Guidance on Purchase of Services by the Government from Social Forces (issued by the State Office [2013] No. 96), Guidance of the State Council on Innovation of Investment and Financing Mechanisms in Key Areas to Encourage Social Investment (Guofa [2014] No. 60), Opinions on Promoting Third-Party Governance of Environmental Pollution (issued by the State Office [2014] No. 69), Guidance on Promoting Cooperation Model between Government and Social Capital in the Field of Public Services" (issued by the State Office [2015] No. 42), Notice on Issuance of Operational Guidelines for Cooperation Model between Government and Social Capital (trial) (Caijin [2014] No. 113), Guidance on Cooperation between Government and Social Capital (Development and Investment [2014] No. 2724), Notice on Issues Related to Implementation of Demonstration Projects on Cooperation between Government and Social Capital (Caijin [2014] No. 112), Notice on Deepening Cooperation between Government and Social Capital in the Field of Public Services (Caijin [2016] No. 90), Guidelines for Implementation of Government and Social Capital Cooperation Projects in Traditional Infrastructure" (Development and Reform Investment [2016] No. 2231), Notice on Full Implementation of the PPP Model for Government-Participated Sewage and Garbage Treatment Projects (Caijian [2017] No. 455), and other relevant laws, regulations, standards and norms. The financing needs of this project are clear, the preliminary work needs to be improved, and the

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construction-operation-transfer (BOT) model is used to implement. This model introduces social capital in the early stage of the project, which completes survey and design (including project establishment), construction, operation and transfer of the project, which can make up for the lack of pre-project work. and give full play to the advantages such as advanced social capital technology and rich operation experience to achieve project life cycle cost control. The advices from potential social capital partiesare fully solicited during the project preparation phase, and professional consulting institutions such as technical, financial and legal personnel are commissioned to provide consulting services in ths model.

II. Subject of the Contract

Authorized by the People's Government of Wujiang District, Shaoguan City, Guangdong Province, this contract is carried out by Housing and Urban-Rural Development Bureau of Wujiang District (hereinafter referred to as "Party A"). Address: F3, District Government compound, Huimin South Road No. 128, Shaoguan City, Guangdong Province, authorized Representative: Huang Yishun, Title: director.

Social capital party of this project is from Shanghai Onway Environmental Development Co., Limited & Guangzhou Ruiyi Environmental Protection Technology Co., Ltd. & Guangdong Xifu Environmental Protection Technology Co., Ltd. & Guangdong Xinzhen Construction Engineering Co., Ltd. (Joint) (Shanghai Onway Environmental Development Co., Limited , Registered place: Room 7953, Building 2, Pan Yuan Road No. 1800, Changxing Town, Chongming District, Shanghai, Registration No.: 91310000322311813W, legal Representative: Peng Wenlie. Guangzhou Ruiyi Environmental Protection Technology Co., Ltd., registered place: No. 218, Guangzhou Meibo Center, Urban Construction Building, No. 189 Sports West Road, Tianhe District, Guangzhou, Registration No.: 91440106745969537D, legal Representative: Chen Huanlin. Guangdong Xifu Environmental Protection Technology Co., Ltd., Registered place: Room B1-338, 339, 340, Ruihe Road No. 39, Huangpu District, Guangzhou, Registration No.: 91440116749922111Q, legal Representative: Huang Zongcai); Guangdong Xinzhen Construction Engineering Co., Ltd., Registered place: Room 301, F3, Building 22, No. 2 Zone of Xincheng East District, Qingyuan City, Registration No.: 914418026886271691, legal Representative: Zhu Shixiang) and.

Project company (hereinafter referred to as "Party B"): Shaoguan Angrui Environmental Technology Development Co., Ltd., registered place: Room 317, F3, Cenjiao Enterprise Office Building, Huanggangcen, Chongxia Management District, Longgui Town, Wujiang District, Shaoguan City, unified social information code: 91440203MA51WMC327, legal representative: Ma Xiongbing.

It was signed on August, 2018 in Wujiang District, Shaoguan City, Guangdong Province, China.

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Main Contents and Terms of the Contract

The main contents and terms of this contract include introduction, definition and interpretation; scope and duration of the project; prerequisites; project financing; project land; project construction; project operation; project maintenance; equity change restrictions; payment machine system; performance guarantee; government commitment; insurance; compliance obligations and legal changes; force majeure; government supervision and introduction; breach of contract, early termination and post-termination mechanism; project transfer; applicable law and dispute resolution; contract attachment; environmental protection; declaration and warranty; notice; contract divisibility; contract amendment, etc.

III. Risk Allocation

The purpose of this contract is to reasonably distribute risks among Party A, Social Capital Party and Party B, and clarify the relationship of rights and obligations among the subjects of this contract, so as to ensure the smooth implementation of the project and realize value for money.

The core risks of the project are allocated in accordance with the following principles:

(1)	The risks such as survey and design (including topics required for the establishment of the project), financing, construction, finance, operation, maintenance, transfer and environmental responsibility are mainly borne by the social capital party and Party B.
(2)	Risks such as policies are mainly borne by the government.
(3)	The risks such as macro-economy, force majeure and law shall be reasonably shared by the government, social capital party and Party B.

IV. General Requirements

Establish and improve the integrated urban and rural sanitation collection and transportation system and the village and town sewage treatment system of "household collection, village collection, township transfer (treatment) and district treatment", promote the extension of urban municipal infrastructure, technology, services and other public goods and public services to rural areas, and speed up the process of integrating rural sanitation and sewage treatment into the unified management process of urban municipal system.

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Chapter II Introduction, Definition and Interpretation

In view of:

(1)	The People's Government of Wujiang District decided to implement the PPP project (hereinafter referred to as "the Project" or "this Project") for the whole package of domestic garbage and sewage treatment infrastructure at villages and towns of Wujiang District (hereinafter referred to as "the Project" or "this Project") in a BOT (build-operate-transfer) manner, and authorized Party A to act as the implementing agency of the project.
(2)	On the basis of following the principles of openness, fairness, impartiality and giving priority to the public interest, Party A has conducted an open tender from the day ( ) of 2018 to the day () of 2018. The following social capital parties were determined: Shanghai Onway Environmental Development Co., Limited, Guangzhou Ruiyi Environmental Protection Technology Co., Ltd., Guangdong Xifu Environmental Protection Technology Co., Ltd., Guangdong Xinzhen Construction Engineering Co., Ltd. Registered place: Room 7953, Building 2, Panyuan Road No. 1800, Changxing Town, Chongming District, Shanghai; Room 218, Guangzhou Meibo Center, Urban Construction Building, No. 189 Sports West Road, Tianhe District, Guangzhou; Room B1-338,339,340, Ruihe Road No. 39, Huangpu District, Guangzhou; Room 301, F3, Building 22, No. 2 Zone of Xincheng East District, Qingyuan City, Registration No.: 91310000322311813W, 91440106745969537D, 9144011674992211Q, 914418026886271691, legal representatives: Peng Wenlie, Chen Huanlin, Huang Zongcai and Zhu Shixiang; As the social capital party of this project, they shall sign this project contract (signed version of social capital party) with Party A to confirm the rights, obligations and responsibilities of Party A, social capital party and Party B under this contract, and the PPP project contract (signed version of the project company) to be signed by all parties will be solidified.

The parties hereby agreed on the following terms:

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Article 1 Definition of Terms

1.1 Definition of Terms

In this contract, the following terms have the following meanings:

"Project" or "this project", "sub-project of township domestic sewage treatment facilities", "sub-project of rural domestic sewage treatment facilities", "sub-project of domestic garbage removal," and "sub-project of comprehensive reduction and transportation of domestic garbage": They refer to the relevant terms defined in Article 2.1.

"Project facilities": It refers to the town and rural sewage treatment plant facilities and supporting pipe network collection system, domestic garbage removal and treatment facilities within the scope of the project.

"This contract": It refers to the contract of this project signed between Party A and Party B, including Annexes 1 to 20, and any supplementary modification agreements and Annexes signed by both parties in the future, each of the above documents shall be deemed to be incorporated into this contract.

"Effluent quality exceeding the standard": It means that any index detected at the effluent sample point exceeds the effluent quality index specified in Annex 2.

"Outlet sampling point": It refers to the sampling place approved by both parties to test the effluent quality of this project.

"Change of law": Its meanings are as follows:

(1) Any applicable law promulgated, modified, repealed or reinterpreted by any government department after entry into force of this contract; or.

(2) After entry into force of this contract, any government department shall modify any important conditions of approval or add any important additional conditions. Moreover, any of the above situations lead to:

(i) Any change in taxes, tax preferences, customs duties or (foreign exchange exchange rate) applicable to or borne by Party B; or.

(ii) Any change in the requirements for investment, financing, design, construction, operation, maintenance and transfer of the project

"Working day” It refers to the legal normal working day.

"Chemicals": It refers to the chemicals and agents used for sewage treatment as described in Annex 6.

"Construction period": It means that each sub-project starts from the commencement date of the project construction (hereinafter referred to as "the beginning date of the construction period") to the date of commercial operation (excluding).

"Prudent engineering operation practice": It refers to the practices, methods and practices adopted or accepted by most sewage treatment plants and supporting pipe networks / domestic garbage removal systems / domestic garbage integrated reduction collection stations in China similar to those adopted or accepted by the project, as well as the international practices and methods used.

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"Influent quality does not meet the standard": It means that any index of sewage influent detected at the intake sampling point is lower than the design index of influent quality specified in Annex 2.

"Intake sampling point": It refers to the place approved by both parties to sample the influent for testing the influent quality of the sewage of the project.

"Delivery point": It means the discharge point after the sewage has been treated by this project.

"Start date": For start date, refer to Annex 6.

"Commencement of commercial operation date": It refers to compliance with the provisions of Article 8.2, and each sub-project shall be deemed to be the date of commencement of commercial operation.

"Performance guarantee": It refers to letter of guarantee provided by Party B to Party A in accordance with Article 12.1 of this contract.

"Approval": It refers to the license, license, consent, authorization or approval required by Party B from the government department for the establishment, design, construction, financing, operation, maintenance and / or transfer of the project in accordance with the provisions of this contract, including the approval documents listed in Annex 9.

“Effective date” It refers to the effective date of the agreement as stipulated in Article 29.5 of this contract.

"Material difference": It refers to the inspection of the quality of incoming or effluent water / incoming garbage or garbage disposal. One of Party A's verification results and Party B's self-test results shows that it exceeds / reaches the standard while the other shows that it does not exceed the standard / does not reach the standard; or it refers to the measurement of the amount of water in or out of water / garbage collection / garbage supply or actual reception, one of the results of Party A's verification and Party B's self-test results shows excess / deficiency and the other shows no excess / deficiency.

"Bid guarantee": It refers to the letter of guarantee submitted by the social investor in accordance with the provisions of the procurement documents.

"Letter of guarantee": It refers to the letter of guarantee provided to Party A in accordance with Article 12.2 of this contract.

"Breach of contract“: It means that either party to this contract fails to perform any of its obligations under this contract, and such breach of contract cannot be attributed to force majeure, etc."

"Default rate": It refers to the one-year loan interest rate set by the people's Bank of China applicable at the time of default plus 2%.

"Pipeline land": It refers to the land on which Party B must use or enter and leave the supporting pipe network collection system built and operated by Party B in accordance with this contract.

"Operating year": It refers to any calendar year in the operating period, provided that the beginning of the first operating year shall begin on the commercial operating date and the end of the last operating year shall end on the last day of the project cooperation period.

"Operating month": It refers to any calendar month in the operating period, provided that the beginning of the first operating month shall begin on the start of the commercial operating date and the end of the last operating month shall end on the last day of the project cooperation period.

"Operation Day": It refers to the 24-hour period beginning at 00: 00:00 and ending at 24: 00:00 on the same day during the operation period.

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"Operation period": It refers to the period from the start of commercial operation to the end of the project cooperation period.

"Trial start date": It refers to the day after the final completion date.

"Trial operation period": It refers to the period from the start date of the trial operation to the start of the commercial operation date (excluding).

"Transfer date": It refers to the first day after the end of the project cooperation period, or any other date on which the project facilities are transferred with the written consent of both parties.

"Government department": It refers to (a) The State Council of China and its subordinate ministries, commissions, bureaus, departments and agencies, any legislative, judicial or military authority of China, or other administrative entity with the administrative function of the central government.

(b) Any local legislative, executive and judicial departments in the area where the project is located, including Party A.

It refers to the date of completion of the project in accordance with Article 8.2.

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1.2 Other

In this contract:

(1)	"Yuan" refers to "RMB" and is the legal tender of the People's Republic of China.
(2)	Except as otherwise provided in the context of this contract, "one party", "parties" or "parties" shall be a party, parties or parties to this contract; each party to this contract or financing document shall include other successors and approved assigns.
(3)	The referred day, week, month and year refer to the day, week, month and year of the Gregorian calendar.
(4)	Unless indicated (excluding), the start and end dates of the period referred to shall be included in that period.
(5)	Except as otherwise provided in the context, the word "including" shall at all times be deemed to be used in conjunction with "but not limited to"
(6)	The contract referred to means the relevant contract and Annexes to the contract and such additions or modifications to the contract as may be made from time to time in any case.
(7)	The laws, regulations or other documents to be complied with by Party B in the implementation of this project include amendments or replacements made by the authorized authority in any case.
(8)	The reference to "maintenance" shall always be construed as including repairs and updates, unless otherwise provided in the context.

Chapter III Scope and Duration of the Project

Article 2 Scope of the Project and Period of Cooperation

2.1 Definition and Scope of Project

2.1.1 Definitions of this Project and Subprojects

Party A shall grant Party B to complete the preliminary work such as environmental impact assessment, social stability assessment, feasibility study, soil and water conservation assessment, project establishment, design, construction, investment, financing, operation, maintenance and transfer of sub-project facilities during the cooperation period of the project in accordance with the applicable laws and regulations, take the payment method based on sewage collection and treatment, cleaning, domestic garbage transfer, comprehensive reduction treatment, environmental quality improvement, pollutant emission reduction effect, and obtain the project service charge in accordance with the provisions of this contract.

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This project includes garbage sub-project and sewage sub-project.

The garbage sub-project includes the domestic garbage removal sub-project and the domestic garbage comprehensive reduction collection and transportation station sub-project. The specific construction content and scale are specified in Annex 4, where:

(1) The domestic garbage removal sub-project consists of three parts, namely: a The garbage collection bins are equipped with garbage collection bins at the garbage collection points in 3 towns (Chongyang Town, Jiangwan Town and Longgui Town) and villages (29 administrative villages and 196 natural villages), and garbage compression collection vehicles are equipped to collect and transport the garbage to the transfer stations and comprehensive reduction collection stations in each town street for disposal, then the domestic garbage collected by the transfer station and the remaining residue after treatment by the comprehensive reduction collection station are transported to the Hualazhai Domestic garbage Landfill site in Shaoguan City (or other terminal disposal sites designated by Shaoguan City) (hereinafter referred to as Shaoguan Domestic garbage Terminal treatment site). Without increasing the government budget, the operation units are encouraged to carry out technological innovation and recycling of domestic garbage; b) Cleaning in the town center of townships (Chongyang Town, Jiangwan Town and Longgui Town); and (c) Cleaning of villages (29 administrative villages and 196 natural villages).

(2) The sub-project of domestic garbage comprehensive reduction collection and transportation station refers to the construction of two new domestic garbage comprehensive reduction collection stations in Chongyang town and Jiangwan town, with a treatment scale of 6 t / d and 3t/d respectively, with a total treatment scale of 9 t / d.

The sewage sub-project includes the township sewage treatment facility sub-project and the rural sewage treatment facility sub-project. The content and scale of physical construction are specified in Annex 4, where:

(1) The sub-project of township sewage treatment facilities refers to the domestic sewage treatment plants and supporting pipe networks for the construction of three new town streets (Chongyang Town, Jiangwan Town and Longgui Town).

(2) The subproject of rural sewage treatment facilities refers to the rural sewage treatment facilities and supporting pipe network projects of 77 natural villages at the streets of Chongyang Town, Jiangwan Town and Longgui Town.

2.1.2 Scope of Sewage Treatment and Garbage Removal Services in this Project.

The sewage treatment services of this project covers the sewage treatment collected within the scope of the supporting pipe network collection system of each sewage sub-project, and the garbage removal and treatment services covers the service areas of cleaning of township and town centers, rural cleaning, domestic garbage transfer and comprehensive reduction of domestic garbage covered by various garbage sub-projects. With the expansion of the town and village population areas in this

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project, Party A has the right to decide to include the newly developed sewage treatment services, garbage removal and disposal service areas or the construction of new rural selected sites into the service scope of the project according to applicable laws and legal infrastructure procedures, the cooperation conditions and requirements shall be determined in accordance with the relevant provisions of this contract, and the relevant costs shall be approved in accordance with the relevant financial indicators determined in the bidding documents. If the partial provisions of this contract are not applicable to the long-term development of sewage treatment services, garbage removal and disposal services, the two parties shall be determined through friendly consultation based on the principles and spirit established during the bidding and negotiation of this contract.

2.2 Cooperation Period of this Project

Unless extended or terminated in accordance with Article 16 of this contract, the project cooperation period of each sub-project shall be 30 years from the date of entry into force of this contract.

Chapter IV Prerequisites

Article 3 Declarations and Conditions

3.1 Statement of Party A

Party A hereby declares to Party B that on the effective date:

(1)	Party A has been authorized by the People's Government of Wujiang District to manage and implement this project, has the right to sign this contract, and can perform all its obligations under this contract.
(2)	Party A has received the People's Governments of Chongyang Town, Jiangwan Town and Longgui Town (hereinafter referred to as "the town governments") and 29 administrative villages (196 natural villages) in the three township areas of Chongyang Town, Jiangwan Town and Longgui Town. (hereinafter referred to as "village committees") in accordance with this contract and Annex 1 commitment guarantee letter. If there are no conditions in some rural areas or if the villagers do not agree to issue this letter
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of guarantee after negotiation, Party B shall waive the terms of the declaration, but Party A shall require the relevant village committees to cooperate in the performance of this contract as far as possible.

(3)	Party A shall complete the preliminary work of the project according to Annex 5.
(4)	Party A has completed the procedures related to the Guangdong Provincial PPP Project Database (Department of Finance of Guangdong Province).

If the statements made by Party A here are proved to be materially untrue at the time of making, and such untrue statements seriously affect the smooth progress of the project under this contract, Party B has the right to terminate this contract.

3.2 Statement of Party B

Party B hereby declares to Party A that on the effective date:

(1) Party B is a legal institution formally established in accordance with the laws of the People's Republic of China and has the legal personality and right to sign and perform this contract and other contracts and financing documents related to this project.

(2) Party B shall ensure that the capital of the project is higher than or equal to 20% of the provisional investment.

(3) Party B and the social capital party shall ensure that the registered capital of the project company shall be higher than or equal to 20% of the project investment at any time during the project cooperation period, and the project company is jointly funded by the social capital party and the government on behalf of [Shaoguan Wujiang Runheng Municipal & Rural Development Investment Co., Ltd.]. The registered capital of the project is 26.6821 million yuan, which will be invested in batches according to the actual progress of the project.

(4) Party B has received all the application for shares and capital contribution certificates required by this contract and financing documents.

(5) Party B has obtained effective insurance in accordance with the requirements of this contract.

(6) The project company has paid the upfront charge to Party A or its designated unit in accordance with the requirements of the Purchasing document of this project, and the specific amount is shown in Annex 5.

If the statements made by Party B here are proved to be materially untrue at the time of making, and such untrue statements seriously affect the smooth progress of the project, Party A has the right to terminate this contract.

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3.3 Rights and Obligations of Party A

(1)	Coordinate the town governments and village committees to provide project land to Party B in accordance with the provisions of the Article 5.1 (1) and (2), and complete the requisition, demolition and relocation of the project land.
(2)	Assist Party B to complete the work of “Sever connections and one leveling” of the project land and the supporting work of power supply outside the plant, water supply outside the plant and roads into the plant during the operation of the project, and be responsible for coordinating the departments of water supply and power supply in order to ensure normal work and living during the construction and operation of the project. The expenses incurred shall be borne by Party B and shall be included in the total investment of the project.
(3)	Ensure that Party B has the right to use the land of township sewage treatment plants, rural sewage treatment facilities, domestic garbage comprehensive reduction collection stations, transfer stations and other sites in accordance with the relevant provisions of the PPP contract.
(4)	After completion of this project, Party B shall enjoy exclusive rights for the treatment of sewage and domestic garbage at villages and towns within its service scope.
(5)	The government payment for this project shall be incorporated into the medium-and long-term budget and approved by the National people's Congress.
(6)	Assist Party B to obtain relevant permits or approvals in a timely manner, including, but not limited to, construction permits, etc.
(7)	Be responsible for the employment of PPP consultants.
(8)	Pay Party B's service charge in accordance with the PPP project contract to guarantee Party B's legitimate income.
(9)	Supervise Party B's performance of this contract, including product and service quality, project operation status, environmental governance, operation effect and safety measures, and assist relevant departments to calculate and monitor enterprise investment and operating costs.
(10)	According to the principle of respecting the public's right to know and encouraging the public to participate in supervision, Party A has the right to disclose the results of product and service quality inspection, monitoring, evaluation and rectification to the public in an appropriate manner, and accept and verify the complaints from the public against Party B as part of the performance appraisal of this project.
(11)	Party B may be intervened or temporarily taken over in accordance with the provisions of this contract.

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3.4 Rights and Obligations of Party B

(1)	According to the provisions of this contract, Party B shall bear the cost, liability and risk during the project cooperation period, be responsible for the preliminary work, design, construction, financing, as well as the operation, maintenance and transfer of the project facilities, and be responsible for the access of roads, external water and foreign electricity needed during the construction and operation of the project.
(2)	Party B shall obtain the project service charge according to the environmental performance appraisal conducted by Party A on the environmental governance and operation effect of Party B in accordance with the provisions of this contract, enjoy the right to optimize the design and rational layout according to the latest policy assessment requirements of the province, city and district, and bear the expenses arising from the optimal design and rational layout.
(3)	In principle, the design, construction, operation and maintenance work under this contract shall be carried out and completed by Party B. If Party B entrusts a third party, it shall obtain the prior written consent of Party A. Party B's obligations under this contract will not be reduced as a result of subcontracting and entrusted operation. Party B shall bear any liability and losses caused by the trustee / subcontractor. Party B shall ensure that the trustee / subcontractor has the legal qualifications, experience and ability to engage in related work, and shall ensure that the obligations and responsibilities for the design, construction, operation and / or maintenance of the project project under this contract are clearly specified in the entrustment contract / subcontract signed with the trustee / subcontractor. In the event of an emergency, Party B shall be the first responsible person on the site and shall not fail to act as a result of entrustment / subcontract.
(4)	Party B shall actively coordinate its relations with the surrounding masses and units, and Party A will assist in handling these relations at the request of Party B.
(5)	Accept the supervision of the relevant government departments, the contract performance management of Party A, the performance appraisal carried out by the performance evaluation agencies and the supervision of the public, obey the social and public interests, and devote themselves to the improvement of environmental quality, perform the obligations and services that should be done to the public welfare undertakings.
(6)	If the government uses this project to apply for national special funds in the future, Party B shall provide assistance and the special funds shall be owned by Party A.
(7)	Without the written permission of Party A, the registered capital shall not be reduced during the cooperation period.
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(8)	The project company shall not be dissolved without the written permission of Party A.
(9)	Timely submit to Party A for filing after making medium-and long-term development plans, annual business plans, annual reports, resolutions of the board of directors, etc.
(10)	If the name, address or legal representative needs to be changed during the project cooperation period, Wujiang District Housing and Urban-Rural Development Bureau shall be informed in advance.
(11)	All kinds of rubbish involved in each garbage sub-project and the resource products produced by the garbage disposal process shall be owned by Party B.

Chapter V Financing of Projects

Article 4 Financing Obligations and Completion of Financing

4.1 Financing Obligations

For the purpose of financing this project, Party B may use the expected income under this contract as a guarantee for the financing of this project in accordance with the provisions of the applicable law, and Party B shall set up the security rights and interests without harming the rights or interests of Party A. If Party B cannot successfully complete the project financing in the future, Party B shall ensure that Party B's financing is in place by means of shareholder loan and supplementary guarantee.

Unless there is a delay in the examination and approval of the government approval required for financing, Party B shall ensure that the financing is completed within 30 days from the effective date of the contract (applicable to the signed version of the project company) and confirm completion of the financing to Party A in writing within 5 working days after the completion of the financing. and deliver copies of all signed financing documents and other supporting documents that Party A may reasonably require to show that the financing has been completed.

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4.2 Financing Completion and Financing Documents

(1)	The completion of the financing referred to in Article 4.1 means to sign and submit the necessary valid financing documents between Party B and the lender (including each previous proposal to obtain the first fund that meets or waives the requirements of the financing document), which aims to prove that all transactions necessary for Party B to obtain debt financing for this project have been completed, and Party B shall also receive the share subscription (or equity contribution) of the equity investors as may be required by this contract and the financing documents.
(2)	The financing documents referred to in Article 4.1 refer to loan agreements, letters of guarantee, foreign exchange hedging agreements and other documents related to the financing or refinancing of the project, but do not include:

1) Any documents relating to the subscription or equity contribution of the equity investor.

2) Documents related to the provision of performance guarantee and operation and maintenance guarantee.

(3)	Party B shall ensure that the loan agreement contains the lender's commitment to the following terms:

1) As long as this contract (including attachments) is valid, the lender shall not take any action to affect, disturb, damage or terminate Party A's rights under this contract, or otherwise adversely affect this contract.

2) When Party B violates the loan agreement or Party B has major business or financial risks that threaten or infringe upon the interests of creditors, the lender may exercise Party B's shareholder rights by subrogation and require Party B to improve its management and increase its investment. or request a qualified institution approved by Party A to take over the project, subject to the following premises:

(i)	The lender shall notify Party A in writing of Party B's breach of contract under the loan agreement.
(ii)	Give Party A the right to correct Party B's breach of contract within 90 days after receiving the above notice of breach of contract.
(iii)	Not to exercise any right or remedy of the lender against default during the period of the above correction.
(iv)	If Party B's breach of contract fails to improve at the expiration of the correction period, the lender shall exercise its rights on the premise that it will not hinder or impair Party A's rights under this contract and the normal operation of the project. After the significant risk of the lender is relieved or additional guarantee measures acceptable to the lender are provided during the correction period, the lender shall cease to intervene.

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4.3 Breach of Financing Obligations

If Party B fails to complete the relevant financing obligations in accordance with the provisions of this contract or fails to make full financing in accordance with the requirements of this contract, Party B shall make corrections within 20 days from the date of Party A's request for rectification; If it exceeds 20 days, Party B shall pay liquidated damages to Party A. If it fails to make corrections for more than 30 days, Party A shall have the right to terminate this contract ahead of time.

Chapter VI Project Land

Article 5 Land Use

5.1 Right to the Use of Land

(1) Party A shall coordinate the people's governments of each town and district and the village committees to be responsible for the requisition, demolition and relocation of the land of the project, and urge Party B to obtain the right to use the land for a charge on the beginning of the construction period of the project (hereinafter referred to as "the right to use the land"). Party B shall pay all the fees for the requisition and loan of land and all land use taxes and fees incurred in the process of using such land and real estate in accordance with the provisions of applicable law. The cost shall be included in the total investment of the project. In order to avoid doubt, both parties make it clear that the land use right of the project land shall not be transferred to Party B, and that the government shall only provide it to Party B for use according to the current situation of the land, and Party B shall complete the leveling of the filling of the project land.

(2) Party A shall ensure that Party B shall have the right to obtain the easement of such pipeline land during the construction and operation of the supporting pipe network collection system and sewage outlet pipe in accordance with this contract on the premise of complying with the applicable law in order to enter and temporarily use the pipeline land. However, the royalties, compensation fees and / or the cost of restoring the ancillary facilities on the relevant third party land arising from the use of the third party land shall be borne by Party B.

(3) If the project cooperation period of any sub-project of this project is extended in accordance with the provisions of this contract, Party A shall ensure that the right period conferred on Party B by the Article 5.1 (1) and (2) is extended accordingly.

(4) Party B shall be deemed to have separately inspected and inspected the site of the project, and has expressed satisfaction with the conditions of the land and its surroundings, including underground soil conditions, passageways and facilities. With regard to the condition of any of the above-mentioned land, Party A will not make any statement or guarantee to Party B. Party B accepts the status quo of such land (including underground soil conditions) and all defects.

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5.2 Restrictions on the Use of Land

Party B shall not use project land and / or the right to use the land in the Article 5.1 for any purpose other than the project unless Party A agrees in advance in writing.

Chapter VII Construction of the Project

Article 6 Design

6.1 Design Requirements

According to the applicable law and the approval reply of the development and reform department, Party B shall carry out due diligence and other work, and select a design unit with corresponding qualifications to carry out the preliminary design and construction drawing design of the project (if each social capital party of the project has the design qualification, it can also design on its own) in accordance with the provisions of Annex 4 and the applicable law and examination and approval procedures, and bear the corresponding costs. Party A shall not disapprove without reason.

Party B or the designer selected by Party B shall reasonably optimize the design and layout in the process of preliminary design and construction drawing design of the project, the design should be carried out from the point of view of maximizing the economical use of construction resources and the most efficient environmental protection operation of the project.

Party B shall be responsible for any defects in the design of this project caused by its own reasons, and Party A's failure to object to the planning documents shall not be regarded as a waiver of its rights under this contract, or exempt Party B from its obligations under this contract in any way.

6.2 Review Design Standards and Specifications and Propose Design Proposals

After signing of this contract, Party B shall conduct due diligence on the project, fully investigate, understand and analyze the local construction requirements and conditions of each sub-project. In view of the defects in submitting the design plan at the bidding stage, Party B shall correct, optimize, deepen and refine the technical scheme in order to meet the project needs of Party A and put forward a perfect design plan. The reviewed design plan shall be approved by the local town government or village committee where the relevant sub-project is located (the local town government shall reply Party B in writing within 10 working days after receiving Party B's design plan), and then be submitted it to the relevant departments organized by Party A for examination and approval. Otherwise, the consequences and all expenses shall be borne by Party B. Party A shall reply Party B in writing within

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10 working days after receiving Party B's design plan. If Party A fails to reply within the above-mentioned period, the above design shall be deemed to have been agreed. Without the written consent of Party A (during the period of 10 working days after Party A receives the designer) or deemed to be agreed, Party B shall not implement the design scheme and shall reply to the questions raised by Party A and requests for clarification. If Party A agrees to the design plan, Party B shall design and apply for approval in accordance with legal procedures, and Party A shall provide assistance.

Party A's failure to object to the design or agree to the design shall not be regarded as a waiver of its rights and interests under this contract, or in any way relieved of Party B's obligations under this contract.

6.3 Design of Construction Drawing

Party B shall carry out the construction drawing design in accordance with the approved design scheme, preliminary design and the design standards and technical specifications listed in Annex 4, and provide it to Party A and the specialized agencies qualified for construction drawing examination for pre-construction review. If major changes need to be made to the preliminary design in the construction drawing design, more reasons should be put forward. Party B has the right to optimize the design of each stage, integrate and decompose the dispersion points, or design, build and operate in stages, encourage or even subsidize the use of new technologies and energy-saving and environmental protection materials, technologies and construction methods, and advocate the use of information technology and the concept of unmanned duty.

According to the actual situation of the project, the construction drawings can be designed and reviewed in batches. The design of construction drawings with changes in contents shall be carried out accordingly with the consent of Party A. If Party A does not refuse in writing within 10 working days after the declaration, Party A shall be deemed to have agreed to the change of the contents of the construction drawing.

Article 7 Construction

7.1 Main Obligations of Party B

Party B shall be responsible for the construction of the facilities of the project in accordance with all applicable laws and regulations and construction procedures as well as the requirements of this contract, and bear the costs and risks to be borne in the construction project, including:

(a) Start construction on or before the scheduled start date of each sub-project specified in Annex 6 to this contract, complete each sub-project on or before the scheduled completion date specified in Annex 6 to this contract, and complete each project and work on schedule according to the tender documents and the schedule date after adjustment (if any) confirmed by Party A.

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(b) Make preparations before construction and provide all necessary construction facilities in a timely manner.

(c) In accordance with applicable laws and regulations, Party A shall select a supervision company with corresponding qualifications to supervise the whole process of project construction by means of bidding. After the supervision charge is approved by Party A according to the supervision contract, the project company shall pay it to the supervision unit's account on a monthly basis. The supervision company issues special invoices to the project company.

(d) According to the actual situation of the project, the construction of the project can be carried out in stages.

(e) The project shall be constructed in accordance with the legal procedures in accordance with the applicable laws, capital construction procedures and the approval of the development and reform department, as well as the preliminary design, construction drawing design, construction standards and specifications stipulated in Annex 4 to this contract, and other requirements of this contract. All equipment installed in the construction project must be brand new and all materials used must be tested by qualified inspection institutions to be qualified in accordance with the provisions of the applicable law.

(f) Party B shall conduct due diligence on the project before preliminary design and construction. It is appropriate to optimize the layout of garbage treatment and sewage treatment stations with convenient transportation and the shortest construction period, which complies with the national policy on energy and land saving, is convenient to use, and ensure that the cleaning, transfer, comprehensive reduction treatment of each garbage sub-project and the collection and treatment of sewage from each sewage sub-project are completed in full and efficient manner in full and effective accordance with the applicable law and the provisions of this contract.

(g) Party B has the obligation to receive and dispose of all raw and live wastes and other wastes approved by Party A within the scope of each garbage sub-project.

(h) Party B shall carry out due diligence research on the pipeline facilities before construction, review the construction conditions and geological conditions along the line, and complete the design plan in accordance with Article 6. 2.

(i) The foundation, excavation, backfilling, road surface repair, connection of pipeline and valve well, survey, dewatering, slotting, groove support and pipeline cross treatment of pipeline construction shall comply with the provisions of the design documents of construction drawings, Annexes 4 and 6 of this contract, and shall be completed within the schedule specified in Annex 6.

(j) The masonry construction of pump room facilities, the connection of embedded pipes, embedded parts and reserved holes with masonry, and the construction of mortar and waterproof layer shall comply with the provisions of the design documents of construction drawings, Annexes 4 and 6 of this contract, and shall be completed within the schedule specified in Annex 6.

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(k) The sewage outlet pipe shall be connected to the discharge point specified in the environmental assessment reply of the project.

(l) During the construction of the project, Party B shall apply in time and obtain the corresponding approval of the project (including the approval listed in Annex 9) during the construction period, and keep it valid after that. After signing, obtaining or completing various contracts, approval and other documents, photocopies of the corresponding documents related to project construction (including various contracts) shall be submitted to Party A for filing within 5 working days.

(m) After the construction of the project is completed, the relevant completion drawings and technical materials shall be delivered in accordance with Article 7.8 of this contract.

(n) Establish a sound safety guarantee system in the course of construction and strictly abide by the provisions of applicable laws to protect life, health, property and the environment.

(0) Take all reasonable measures during the construction period to reduce interference and inconvenience to the public, local residents and commerce.

(p) Provide the corresponding list of qualified personnel for carrying out the construction project, and provide Party A with a copy of the qualifications of the corresponding personnel, which shall not be replaced without the consent of Party A.

(q) Party B shall construct and bear the corresponding costs for the water supply and drainage facilities, communication facilities, power supply facilities, approach roads and other necessary off-plant facilities of the supporting projects around the project, and the completion time of the construction shall be matched with the completion time of the project in accordance with the schedule stipulated in this contract

7.2 Main Obligations of Party A

(a) Assist Party B in obtaining the approval required by the relevant government departments and maintaining it effective during the construction period.

(b) Coordinate the town governments and village committees to provide paid project land to Party B, and complete the requisition, demolition and relocation of the project land.

(c) If Party B has submitted the application to Party A in a timely and correct manner, keeps the relevant applications, requirements and documents required for its approval valid, and meets the conditions required for obtaining such approval, Party A shall give approval that falls within the authority of approval of the department and keeps the approval valid.

(d) Coordinate with the relevant government departments to organize the acceptance in time when Party B puts forward the acceptance request. Party A shall actively organize acceptance within 10 working days.

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7.3 Quality Assurance and Quality Control

Before the start date of the project construction, Party B shall formulate the project quality assurance and quality control plan according to Annex 6 and submit it to Party A for approval, and reflect the implementation status of the project quality control plan in the monthly report of project construction progress.

7.4 Project Schedule

7.4.1 Project Plan

Both parties shall perform their construction obligations for each sub-project under this contract in accordance with the schedule set out in Annex 6.

The deadline set out in Annex 6 for the schedule dates for each sub-project will be extended or modified if:

(a) Force majeure events.

(b) Delays in the implementation of the project due to the discovery of cultural relics referred to in Article 7.9.

(c) Delays due to the protection of obstacles such as underground pipelines referred to in Article 7.10.

(d) Delay in the progress of the project due to Party A's breach of contract.

If the rural individual sewage treatment sub-project does not have the construction and operation conditions and cannot achieve the same purpose, Party B may stop the construction of the sub-project or the project company and Party A may negotiate with Party A to re-select the rural site to replace the sub-project after the application submitted by Party B and the approval of the local village committee, or the application submitted by the local village committee and the approval of the Wujiang District Government. Party A has the right to propose re-selection or increase or decrease in rural areas according to the actual situation or policy needs.

If it is necessary to adjust the construction site of rural sewage treatment facilities due to objective reasons (including different villages or different locations in the same village), Party A shall not be responsible for any costs or losses before the construction of the project. If the project has already started, Party A shall be responsible for the related losses caused by the changes caused by the project.

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7.4.2 Extension of Progress Date

After the occurrence of the event mentioned in Article 7.4.1, one party shall submit a written request for extension to the other party and state the impact on the corresponding progress date and the specific duration of the extension within 7 working days of the actual delay, and prove to the other party that the extension is an unavoidable extension after all reasonable measures have been taken.

The party receiving the request for extension shall actively consult with the requesting party on the matter of extension and reach a written opinion. If the party making the written request does not receive the other party's written objection to the extension within 15 working days, it will be deemed to have been agreed by the other party to the request for extension.

7.4.3 Delay in the Final Completion Date due to Party A's Reasons

If there is any delay in the final completion date of each sub-project due to the land requisition of Party A, the schedule date specified in Annex 6 shall be appropriately extended, and Party A shall extend the project cooperation period of the relevant sub-projects (calculated according to the delay time) accordingly.

7.4.4 Delay in the Final Completion Date Caused by Party B

If the delay in the final completion date or the start of commercial operation date of each sub-project is caused by Party B, Party B shall also pay liquidated damages to the relevant departments of Party A for each sub-project in the following manner from the scheduled final completion date or the commencement of commercial operation date in addition to continuing to undertake the prescribed construction obligations:

(a)	Charge 10,000 yuan per day for the first 30 delay days.
(b)	Charge 20,000 yuan per day after the 30th day of the above delay.

Party A may redeem the above liquidated damages from the performance guarantee. After 90 calendar days of delay, Party A has the right to exercise the right to terminate the contract after withdrawing all the remaining amount of the performance guarantee. If Party A decides not to exercise the right of termination, Party B shall immediately make up the performance guarantee in full to the original amount, and at the same time.

(a) If Party A decides to continue with the construction by Party B, Party A's further delay to Party B will withdraw the amount of the performance guarantee at the rate of 4,000 yuan per calendar day. After a further delay of 50 calendar days, Party A shall have the right to exercise the right to terminate the contract, and the guarantee period for the full remaining amount of the performance bond shall be extended to 12 months after the transfer date.

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(b) if Party A decides that the construction shall be carried out by other institutions, Party B shall hand over it well, cooperate with the construction of the machine, and bear all risks and expenses incurred in the process of construction.

7.5 Progress Report

Party B shall submit to Party A the monthly construction progress report confirmed by the supervision company, which shall reflect the progress and quality of completed and under construction projects, and the estimated time for completion of the project. If there are problems in progress and quality, remedial measures and plans should be put forward.

If Party B fails to start or complete the corresponding stage of construction as promised in the tender documents and valid supplementary documents, Party A shall have the right to refer to Article 7. 4.4 standard to requires Party B to pay liquidated damages for project advance delay.

7.6 Supervision and Inspection of Party A

7.6.1 Inspection of Construction Projects

Party A has the right to check the construction progress and quality control inspection methods and results of Party B without affecting the construction of the project, so as to confirm that the construction meets the progress and quality requirements of this contract. Party B shall send a representative to accompany the inspection and provide the necessary conditions for the inspection, including copies of all plans, designs, documents and materials related to the purpose of the inspection. If the confidentiality of proprietary information is involved in the inspection, it shall be carried out in accordance with the confidentiality provisions.

7.6.2 Non-Compliance with Quality and Safety Requirements

If the construction of the project does not meet the quality or safety requirements of this contract, Party A may give Party B a warning and its basis and amendment principles. If Party B fails or refuses to correct the defect within a reasonable time after Party A's notification, Party A shall have the right to request that the construction be stopped and instruct Party B to carry out rectification until the safety is guaranteed, the defect is repaired and the quality is controlled. The loss caused by the shutdown shall be borne by the project company. If Party B fails to make rectification within the specified time or the rectification effect cannot meet the quality or safety requirements, Party A has the right to require Party B to pay at least two thousand (2000) yuan per breach of contract according to the specific circumstances and seriousness of the breach of contract.

If Party B does not start the rectification within 5 working days after receiving the notice from Party A, Party A shall have the right to carry out necessary corrections by itself or entrust a third party to carry out necessary corrections, and all risks and expenses shall be borne by Party B. In this case, Party B shall allow Party A or its contractor to enter and leave the project site for this purpose. If Party B refuses Party A or the third party entrusted by Party A to enter the project land for corrective work, or fails to make compensation for the costs and expenses paid by Party A in accordance with Party A's requirements, Party A shall have the right to withdraw the corresponding amount from the performance guarantee.

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7.7 No Exemption

Whether or not Party A supervises and inspects any part of the construction project, it shall not be regarded as waiving any of its rights under this contract, shall not exempt Party B from any obligations under this contract.

7.8 Delivery of Drawings and Technical Materials

Within one month after the commencement of commercial operation, Party B shall submit the following materials to Party A:

(a) Complete set of construction and completion drawings, acceptance records and audited settlement information of the project facilities.

(b) Copies of all equipment technical materials and drawings (including equipment plans, instructions, operation and maintenance manuals, quality assurance, installation records, test records, quality supervision and acceptance records).

(c) Other technical documents or materials related to the project as reasonably required by Party A.

7.9 Protection of Archaeological, Geological and Historical Objects

If Party B discovers archaeological relics, fossils, ancient tomb sites, and any objects of archaeological, geological and historical significance during the construction, operation and maintenance of the project facilities, Party B shall immediately stop work, promptly notify Party A, and take appropriate protection measures. If the above discovery leads to the delay of the construction project, it shall be carried out in accordance with Article 7.4.2.

7.10 Protection Measures for Obstacles such as Underground Pipelines

Before the start of the collection system of the supporting pipe network, Party B shall arrange professionals to conduct a comprehensive investigation of underground obstacles such as buildings, existing drainage pipes and pipelines that may be encountered within the construction scope and fully understand the direction and location of the original underground municipal drainage pipes, water supply and power supply, power telecommunications, natural gas pipelines and other pipelines, as well as the location and buried depth of the foundation of nearby buildings according to the design drawings. If the pipeline designed by the supporting pipe network collection system collides with underground pipelines or other obstacles, Party B shall promptly report to Party A and decide on a reasonable response plan before excavation and construction. If the above events cause delay in the construction project, it shall be carried out in accordance with Article 7.4.2.

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7. 11 Abandonment and Intervention

7.11.1 Abandonment

Party B shall give up the investment or construction of the project in writing.

7.11.2 Regarded as Abandonment

Except force majeure or the cause of Party A, the construction of this project shall be deemed to have been abandoned if Party B:

(i) Notify Party A in writing that it has terminated any construction project and does not intend to restart the construction.

(ii) Due to Party B's failure to start the construction of the project within thirty (30) days after the commencement date.

(iii) Due to Party B's failure to resume construction within thirty (30) days after the end of any force majeure event.

(iv) Party B shall stop the construction of the project before the final completion date for any other reason and remove all or most of the staff of the site directly or through the subcontractor.

7. 11.3 Party A Intervened to Complete Construction

In the event of Article 7.11.1 or Article 7.11.2, Party A shall have the right to appoint a third party to replace Party B to undertake any necessary construction for the purpose of completion.

After Party A is involved in the construction, Party B shall cooperate with Party A and its designated third party to provide it with all reasonable assistance, and let the lender make a commitment with the same effect in its financing documents to ensure the construction and completion of the project.

Party A's involvement in construction of the project shall not be regarded as having transferred the project assets or undertaken the duties of Party B in accordance with this contract.

Except as otherwise stipulated in this contract, Party A and its designated third party shall bear all costs and risks arising from the intervention of Party A in the construction. Party A has the right to withdraw this part of the money from the performance guarantee after providing Party B with detailed records of expenses and expenses. If Party B has taken practical measures or provided effective and sufficient guarantee, Party A shall withdraw the construction of the project. Party B shall resume full responsibility at this time until either party issues a notice of termination.

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Article 8 Completion and Acceptance

8.1 Completion, Acceptance and Trial Operation of Project Facilities

8.1.1 Completion Acceptance

The project shall be checked and accepted according to each sub-project.

The project company shall issue a written notice of completion acceptance to Party A 15 working days before the completion of the project.

Party A shall send representatives to participate in the completion acceptance organized by the quality supervision and / or safety supervision department on the notified completion acceptance date. If it is concluded that the completion is qualified, the project company shall receive the completion notice, which shall be confirmed by Party A as the final completion date. If the conclusion of the acceptance is that some or all of the completion is unqualified, the project company shall be notified in writing within 5 working days and the reasons for the failure shall be stated. The project company shall take all necessary corrective measures to remedy the non-conformities, and shall issue a written notice to Party A 10 working days before re-organizing the completion acceptance, so that the quality supervision and / or safety supervision department can organize the completion acceptance again. The project company shall bear full responsibility for the increase in costs and delays caused by non-conformities. If Party A fails to issue a written notice of non-conformance within 5 working days after completion of the re-completion acceptance, the 6th working day after the completion of the re-completion acceptance shall be regarded as the final completion date.

8. 1.2 Trial Operation

Party B shall start trial operation from the day after the final completion date, and the service charge during the trial operation shall be paid in accordance with the relevant provisions of Annex 18 to this contract. In accordance with the principle of "first complete and first accept, that is, complete-accept ", if the sub-project is completed ahead of schedule and qualified, it can be transferred to the trial operation period the next day, and the service charge during the operation period shall be determined in accordance with the relevant regulations in Annex 18 to this contract, the completion and acceptance of all projects shall pay the service charge during the trial operation in a lump sum.

8.2 Acceptance of Environmental Protection and Start of Commercial Operation

(1)	Party B shall start the self-inspection of environmental protection from the day after the final completion of each sub-project. Party B shall report to the environmental protection department for environmental protection acceptance.
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(2)	If Party B considers that the relevant sub-project has met the environmental protection acceptance conditions, Party B shall apply to the environmental protection department for environmental protection acceptance within one month after the environmental protection acceptance conditions have been met, and shall complete the acceptance within the specified time. Party A shall give reasonable assistance. If it fails to meet the requirements of environmental protection acceptance, Party B shall apply to the environmental protection department for a trial production extension of up to one year. After completion of the environmental protection acceptance, Party B shall inform Party A in writing and submit the relevant materials. After confirming this, Party A shall issue an acceptance confirmation letter to Party B. If Party B receives the acceptance confirmation letter issued by Party A, and Party A has received photocopies of all approval certificates required by Party B in Annex 9 to this contract, and photocopies of proof that the operation insurance is fully valid and meets the requirements of this contract, Party B shall immediately notify Party A and the subdistrict office and town government to which each sub-project belongs and apply for the formal commencement of commercial operation for each sub-project. Domestic garbage removal service charge, domestic garbage comprehensive reduction collection station garbage disposal service charge, construction waste receiving field service charge and sewage treatment service charge shall be charged from the date of trial operation.
(3)	Party A shall notify Party B within 5 working days from the date of receiving the application for starting commercial operation. If not, Party A shall state the reasons at the same time. If the disagreement is caused by the town government or village committee to which Party A or each sub-project belongs, the town government or village committee to which Party A or each sub-project belongs shall be resolved within 10 working days after receiving the application. If it is not settled within 10 working days, Party A shall be deemed to have agreed to start commercial operation.
(4)	Party B shall ensure that each garbage sub-project is completed and accepted within 16th months after signing of this contract between the Commission Capital Party and Party A (in which the domestic garbage removal sub-project shall start commercial operation before July 1, 2018), starts trial operation within 17 th months, and start commercial operation within 23 th months. Each sewage sub-project shall be completed and accepted within 16 th months after the signing of this contract by the social capital party and Party A (including three township sewage treatment plants, 7 provincial poverty villages (Liangwu Village, Jiangwan Town, Huyang Village, Chongyang Town, Wanhou Village, Chongyang Town, Jiulian Village, Zhongyang Town, Huangan Village, Zhongyang Town, Longgui Town, Shanqian Village and Fangtian Village, Longgui Town) and the rural sewage management facilities of Chongyang Village, Chongyang Town, are completed and accepted by the end of 2018. The trial operation will begin within the 17 th month and the commercial operation will begin within the 23rd month.
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(5)	The commencement of commercial operation shall not take place before the scheduled date of final completion without the prior written consent of Party A, which may be refused by Party A alone.
(6)	Party A or the town government or village committee to which each sub-project belongs shall not relieve Party B of any defect or delay in design or construction by inspecting and accepting all or any part of the construction project, issuing a completion notice and agreeing to start commercial operation

Chapter VIII Operation and Maintenance of the Project

Article 9 Operation and Maintenance

9.1 Basic Principles of Operation and Maintenance

During the whole project cooperation period, Party B shall manage, operate and maintain the project facilities at its own cost (including taxes) and risks in accordance with the provisions of this contract. Party B shall ensure that the project facilities are operated and maintained in accordance with the following provisions throughout the project cooperation period:

(a) Existing laws and regulations on enterprise operation in the state, Guangdong Province, Shaoguan City and Wujiang District, operation and maintenance related to town center cleaning, garbage collection and transportation, village cleaning, comprehensive garbage reduction treatment, sewage treatment and supporting pipe network projects, and other laws, standards and norms related to this project, as well as the requirements of approval documents for this project. The regulations, rules and standards related to this project that have been promulgated and implemented by the state or local authorities and promulgated from time to time thereafter shall apply to relatively new standards if they are inconsistent with the current standards.

(b) Quality assurance, quality control and production safety requirements set out in Annex 6.

(c) Supplementary requirements for project operation and maintenance as set out in Annex 20.

(d) Operation and maintenance manual and instruction manual and guidance provided by the manufacturer of the project facility equipment.

(e) Prudent practice in the operation of the project.

Party B shall ensure that the project facilities are always in good operation and can be safely and stably cleaned, collected and transported, comprehensively reduced treatment, accepted treatment of garbage within the scope of the project, as well as sewage and sewage treatment, so that it meets the prescribed discharge standards, air and other pollutants and noise meet the requirements of environmental protection.

9.2 Scope of Service

During the cooperation period of the project, Party B shall only provide services for the domestic garbage and sewage collected by the project. Without the prior written consent of Party A, Party B shall not accept the services of any third party's domestic garbage and sewage (except domestic garbage and sewage generated by the project itself).

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9.3 Main Responsibility of Party A

(1) Party A shall pay the project service charge in accordance with the provisions of Article 11, assign a commissioner or a third-party regulatory agency to Party B in accordance with Article 17.1, continuously operate the online monitoring system (town-level or above sewage treatment plant) on each operating day, and regularly verify and assess it in accordance with Annex 17.

(2) Assist Party B in dealing with emergencies.

(3) Jointly organize and set up the Operation Coordination Committee with Party B.

9.4 Main Responsibility of Party B

(1) From the date of starting commercial operation, Party B shall continuously clean, collect and transport, reduce treatment, collect and treat sewage (except as otherwise stipulated in this contract), transfer the collected garbage to the delivery point according to the contract, and carry out comprehensive reduction treatment in accordance with the provisions; The collected sewage shall be treated to meet the effluent quality standards stipulated in Annex 2 and discharged to the delivery point.

(2) During the whole operation period, Party B shall operate and maintain the supporting pipe network collection system and sewage outlet pipe in accordance with the provisions of Annex 6.

(3) Party B shall discharge the waste generated by the project reasonably in accordance with the relevant laws and regulations of China and the requirements of Technical specifications and requirements in Annex 4.

(4) Party B shall handle its business and affairs seriously and effectively in accordance with applicable laws, reasonable commercial standards and prudent project operation practices, submit financial statements reflecting its operation to Party A in accordance with Annex 15, and ensure its authenticity.

(5) Party B shall pay attention to the maintenance and management of the pipe network in the course of operation to ensure the sewage collection and quality of the pipe network, and the emission reduction effect of the town-level project meets the assessment requirements of the national, provincial and municipal environmental protection departments. Rural sewage treatment facilities should operate steadily for a long time.

(6) Party B shall carry out environmental monitoring, proper treatment, timely treatment and discharge of unavoidable pollutants according to the provisions of this contract in accordance with the provisions of this contract.

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(7) Party B shall operate and maintain the project facilities in accordance with Annex 6 and the Operation and maintenance Manual.

(8) The cost of equipment replacement and overhaul of the facilities of each sub-project shall be borne by Party B.

(9) During the whole project cooperation period, Party B shall fully consider the environmental impact, maintain the ecological environment, effectively improve environmental quality and improve the effect of pollutant emission reduction in accordance with the provisions of this contract.

(10) Party B shall establish and improve the production safety system and the emergency mechanism for accidents, and formulate the production safety system and emergency plan to Party A for filing 30 days before the final completion of the project in accordance with the provisions of Annex 19.

(11) Party B shall accept and cooperate with the supervision, evaluation and performance appraisal carried out by Party A in accordance with the provisions of this contract and other relevant government departments in accordance with applicable laws and regulations.

(12) Sewage treatment shall comply with the provisions of Annex 13 to this contract.

(13) Party B shall always maintain the following qualifications and conditions during the operation period of the project:

(a) Have all the necessary qualified operation and maintenance personnel for the project, and provide Party A with copies of such personnel.

(b) Have technical facilities and equipment suitable for and matched with the operation and maintenance operations of the project.

(c) Have safe and efficient production procedures and emergency handling system suitable for the operation and maintenance of the project.

9.5 Operation and Maintenance Manual

During 30 working days before the final completion of the project, Party B shall compile the operation and maintenance manual in accordance with the provisions of Annex 6 to this contract and submit it to Party A for filing. The manual should include production operation, daily maintenance, quality inspection system, equipment and facility maintenance content, procedure and frequency, regular maintenance system, information management system, monthly operation report system, report system, etc. The operation and maintenance manual shall be regarded as part of Annex 6 to this contract from the date of filing by Party A.

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9.6 Temporarily Out of Service

In the event of planned suspension of service, Party B shall submit this year's maintenance plan before January 10 of each year, and report the heavy maintenance and updates to Party A. Party A shall give a written reply or approval before the scheduled suspension of service starts, and Party B shall do its best to minimize the impact of the planned suspension in order to maintain not less than 70% of the design collection / processing capacity of the project during the planned suspension. The service shall be suspended for no more than 15 operating days in each operating year.

In the event of unplanned suspension of service, Party B shall immediately notify Party A, explain the reasons and try its best to resume normal service within 24 hours. If the unplanned service is suspended for more than 24 hours due to Party B, Party B shall pay the penalty for insufficient actual reception of domestic garbage / insufficient amount of treated water in accordance with this contract. If the service is suspended for more than 15 operating days during the planned suspension period and / or for more than 150 hours due to Party B's unplanned suspension, after consultation and confirmation by both parties, Party B clearly indicates that it is unable to continue to provide services, Party A has the right to take over the project, and Party A has the right to require Party B to bear all costs incurred during the takeover period.

9.7 Environmental Protection

9.7.1 Basic Provisions on Environmental Protection

Party B shall always abide by the applicable laws and regulations relating to environmental protection and the provisions of this contract.

Party B shall not cause pollution of the project land (including soil, ground water or surface water and air) or the surrounding environment due to the construction, operation and maintenance of the project facilities.

During the construction, operation and maintenance of the project facilities, Party B shall take all reasonable measures to avoid or minimize interference to the buildings and residential areas around the project facilities.

However, Party B shall not be responsible for any of the following situations: (1) Existing or potential environmental pollution problems before the date of construction (or takeover); or (2) Environmental pollution problems caused by the acts or omissions of a third party.

9.7.2 Environmental Monitoring of Each Sub-Project

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Party B shall set up monitoring points at its own expense, equip environmental monitoring instruments and set up special monitoring personnel to monitor the monitoring contents specified in the preceding Article, and provide Party A with a monthly report in accordance with the provisions of the project design document. The report shall set out the monitoring indicators and descriptions of each monitoring point, and at least provide a table of environmental impact monitoring accepted by Party A. The instruments and equipment and sampling methods used in environmental monitoring as well as the time interval of environmental monitoring projects shall comply with the relevant national technical standards and regulations.

Party B shall carry out daily maintenance and regular inspection of sampling, laboratory and monitoring instruments and equipment in accordance with the regulations. The maintenance and approval of the above-mentioned measuring instruments shall be completed by the professional and technical supervision department. The cost of maintaining and overhauling instruments and equipment shall be borne by Party B.

The relevant environmental protection departments have the right to carry out regular or irregular environmental monitoring and inspection of Party B, but Party A shall carry out such irregular monitoring and inspection at its own expense or entrust a third party to carry out such irregular monitoring and inspection. The result of the inspection proves that if the index monitored by Party B is not accurate or if the index exceeds the standard, the inspection cost shall be borne by Party B.

9.8 Failure to Perform Maintenance

If Party B violates its obligation to maintain the project facilities under Article 9. 5, Party A may notify Party B of the breach and complete the corrective maintenance within a time limit. Party B shall carry out necessary corrective maintenance of the project facilities after receiving the above notice. If Party B fails to carry out corrective maintenance within such time limit, Party A shall have the right to carry out corrective maintenance of the project facilities in accordance with the payment under the maintenance guarantee of Annex 11.

9.9 Operations Coordination Committee

(1) Within 20 working days after signing of the project contract between Party B and Party A, both parties shall establish an operation coordination committee composed of three representatives of Party B and three representatives of Party A (if matters relating to the town or village are involved, the government representative shall include a representative of the town government or village committee involved). Either party may replace the members of its Operations Coordination Committee at any time after notice to the other party. The committee shall establish its procedures for convening meetings, keeping minutes of meetings and establishing professional sub-committee(if necessary) and the operation of them. The chairman of the first Operations Coordination Committee shall be appointed by Party A. The appointment of the chairman of the Operations Coordination Committee shall be enjoyed by both parties by rotation every twelve months. Any decision of the committee shall be adopted unanimously by all the members of the committee.

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(2) The Operations Coordination Committee shall supervise and manage the construction, operation and maintenance of the project in accordance with the provisions of this contract, and assist in the settlement of related disputes.

(3) The parties shall require their members on the Operations Coordination Committee to deal with the matters involved in the Committee in an honest manner. Party B shall make reasonable efforts to adopt the decisions of the committee in the operation and maintenance of the project. Actions taken in accordance with the decisions of the Operations Coordination Committee must also comply with the terms of this contract.

(4) The Operations Coordination Committee shall do its best to resolve disputes that arise.

(5) The related expenses of the Operations Coordination Committee (except the wages of the representatives of each party) shall be borne by Party B.

(6) The Operations Coordination Committee shall not be interpreted as the board of directors, the management committee and the shareholders' meeting. The decision of the Operations Coordination Committee shall not relieve or increase any obligations of either party under this contract, shall not prejudice the rights of both parties under this contract.

Chapter IX Restrictions on the Change of Equity

Article 10 Restrictions on the Transfer of Equity

Annex 7 is a list of the original shareholders of the project company and their respective shares in the registered capital. Party B shall make provisions in the Articles of association of the company to ensure that within 10 years from the effective date of this contract to the date after the commencement of the commercial operation, no shareholder shall transfer the equity unless required by applicable law or with the prior written approval of Party A and ensure that the transfer of equity of social capital must be submitted to Wujiang District Housing and Urban-Rural Development Bureau for approval 10 years after the date of commercial operation. Equity transfer includes internal transfer and external transfer.

The Articles of association of the project company shall make provisions on the change of equity and the reduction of registered capital of the company to ensure that the regulations of the company reflect the restrictions of this contract on the change of equity and the reduction of registered capital of the project company.

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The premise for the project company to transfer all or part of its equity at the project company is that the transferee shall meet the basic conditions such as technical capability, financial credit, operation and maintenance experience stipulated in this contract, and has been clearly stated in writing. After it becomes a shareholder of the project company, it shall supervise and ensure that the project company continues to bear its obligations under this contract. These equity transfers will not have any impact on the performance of this contract and the implementation of the project by the Project Company and the Housing and Urban-Rural Development Bureau of Wujiang District.

Despite the above-mentioned restrictions, in order to meet the demand for policy loans, third parties approved by the government and approved in writing by Party B have the right to transfer equity to become shareholders of the project company.

Article 11 Calculation and Payment of Charges

11.1 Calculation of Project Service Charge

For different categories of sub-projects in this project, the specific calculation standards and methods of project service charges under this contract are detailed in Annex 18.

11.2 Adjustment of Unit Price and Charges

11.2.1 The unit prices and charges mentioned in this contract refer to the transaction price quoted by the social capital party when it wins the bid, as detailed in Annex 18. Party B has the right to submit an application for relevant price adjustment to Party A in accordance with the provisions of Annex 18. Party A may also make a request for price adjustment on its own. The price adjustment procedures and calculation methods shall comply with the provisions of Annex 18.

11.2.2 Adjustment of project service charge by performance appraisal.

According to the provisions of Article 17, Party B and Party A shall engage a third party to evaluate the performance of Party B every year, the main evaluation criteria shall be referred to Annex 17, and the project service charge to be paid by Party A in that operating year shall be calculated according to the calculation method of Annex 18. If the project company fails to meet the performance standards, the corresponding project service charge shall be deducted according to the impact of the failure on the project.

11. 2. 3 The influence and adjustment of liquidated damages or compensation on project service charge.

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The project service charge shall be settled in accordance with the liquidated damages, compensation and compensation calculated in accordance with the provisions of this contract and / or applicable laws.

11.3 Determination of Total Investment in Project Construction

11.3.1 Tentative and Approved Total Investment in Project Construction

The total investment in the construction of the project is all the expenses raised and invested by Party B for the construction of the project and confirmed by the Wujiang District Housing and Construction Bureau, including pre-consulting service charges, project construction and installation costs, equipment and equipment purchase costs, other construction expenses, bottom working capital and interest during the construction period. The total investment of the winning construction project determined by the social capital party in signing the PPP contract version will be regarded as the provisional total investment of the project construction (hereinafter referred to as the "provisional total investment of project construction"). The final determination of the final amount of the total investment in project construction must be adjusted by the Wujiang District Finance Bureau and the approved investment amount in accordance with the valuation principles stipulated in Section 11.5 of this Agreement. (hereinafter referred to as "approved total investment in project construction").

11.3.2 Adjustment and Determination of Total Investment in Project Construction

(1) Tentative and approved total investment in project construction

The total investment in the construction of the project is the total cost raised and invested by Party B for the construction of the project and confirmed by Party A and the project supervisor, including pre-consulting service charges, project costs, other construction costs, reserve fees, bottom liquidity and interest during the construction period. The total investment in project construction determined in the bidding documents will be regarded as the provisional total investment in project construction (hereinafter referred to as "provisional total investment in project construction"). The final amount of the total investment in project construction shall be determined by the preliminary design estimate price approved by Wujiang District Development and Reform Bureau (hereinafter referred to as "approved total investment in project construction").

(2) Adjustment and determination of total investment in project construction.

If the approved total investment of the project is more than or less than the provisional total investment of the project, it shall be uniformly examined and confirmed after the completion and acceptance of each sub-item 0, the average increase or decrease in the operating period shall be increased or reduced to the service charge that Party A shall pay to the item company in each operating month during the operating period.

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11.4 Use of Project Investment Funds of Party B

(a) Party B shall use the investment funds through a special account opened by the bank.

(b) Party B shall ensure that the project funds will be deposited into the project special account on time in accordance with the fund use plan, and shall be paid in full and on time in accordance with the fund use plan and contract measurement.

11.5 Principles of Investment Valuation

The total investment of the project includes all the expenses invested in the construction of the project, such as construction cost, equipment and installation cost, pre-project cost, project other expenses, etc. The total construction investment shall be adjusted and added only due to the design changes proposed or agreed by Party A in writing, according to (1) The actual project quantity (project construction drawings and modified drawings). (2) The latest edition of "Measures for Compilation of Budgetary Estimates for Municipal Engineering Design", "Measures for Compiling Budgetary Estimates for Construction Projects of Guangdong Province", "Valuation and Standardization of Bill of Quantities of Construction Projects" (GB50500), "General Rules for Valuation of Construction Projects of Guangdong Province", "Comprehensive Quota of Construction and Decoration Engineering of Guangdong Province", "Comprehensive Quota of Installation Projects of Guangdong Province", "Comprehensive Quota of Guangdong Municipal Engineering", “Comprehensive Quota of Landscaping Projects in Guangdong Province and Circular of Guangdong Housing and Urban-Rural Construction Department on Adjusting the Valuation Basis of Construction Projects in Guangdong Province after Changing Business Tax to Value-Added Tax (Guangdong Construction City letter [2016] No. 1113) and other relevant provisions for calculation. (3) The material price and labor cost price shall be carried out in accordance with the regulations on the relevant supporting pricing files such as Shaoguan cost information on the actual construction date of sub-projects; The materials not available in the information price shall be priced in the way confirmed by both parties, the equipment that is not available in the information price shall be subject to the price determined by Party B in the bidding with reference to the government's purchase regulations.

The pricing rules for other fees for construction projects shall prevail in accordance with the bid-winning method of public bidding.

11.6 Payment of Project Service Charge

Project service charge sub-projects are paid on a monthly basis, and sub-projects that have started operation shall pay project service charges at the beginning of operation. Party B shall issue a bill or payment notice to Party A on the amount of project service charge calculated in accordance with the above-mentioned terms within the first 5 working days of the next month after the end of each operating month, and provide Party A with a monthly operation and maintenance report at the same time.

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After receiving the relevant materials, Party A shall calculate the total project service charge payable in accordance with this Article and submit the payment report to the District Finance Bureau for examination and approval, and then to the People's Government of Wujiang District for examination and approval. Except for special reasons, the time for examination and approval shall not exceed 30 working days; After approval, Party B shall be informed to provide invoices for renewal (the payment procedure shall finally be carried out in accordance with the local regulations at the time of the implementation of the project). If Party A has a dispute over the bill, Party A shall notify Party B within 5 working days after receiving the notice of payment, and both parties shall submit it to the Operations Coordination Committee for settlement through consultation. Party A shall not delay the payment of the project service charge due to Party B under this contract without any reason.

If Party B has any objection to the assessment results, and the review results are not completed before the aforementioned payment application of Party B, Party B shall first apply for payment according to the assessment results of Party A, and indicate in the payment application that the assessment results have not yet been completed. If the review result is determined and the operation service charge needs to be increased according to the review result, Party A shall pay the increased operation service charge when paying the operation service charge for next month, and Party B shall attach the results of the review of the previous period by both parties when applying for payment next month; If there is no next month, Party A shall arrange to pay within 3 working days after the result of the review is determined.

11.7 Subsidy from the Superior Government

Party B shall cooperate with the government departments to apply for provincial and national subsidies for this project, and the amount of subsidy obtained shall be owned by the Wujiang District Government, and the special funds shall be used for the financial payment of the project.

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Chapter X Performance Guarantee

Article 12 Performance Guarantee and Maintenance Guarantee

12.1 Performance Guarantee

(1)	Before or at the same time before the effective date, Party B shall submit to Party A a performance guarantee with reference to the format of Annex 10. The amount of the performance guarantee is 3 million yuan and shall be issued by a financial institution acceptable to Party A to ensure Party B's performance of Party B's obligations relating to the design and construction of the project under this contract.
(2)	The period of validity of the performance guarantee shall be the later of the effective date of the maintenance guarantee submitted by Party B in accordance with Article 12.2.
(3)	If the project cooperation period ends before the expiration of the performance bond referred to in Article (2) above, the performance bond shall be extended until the expiration of 12 months after the date of transfer.
(4)	If Party A receives the money under the performance guarantee during the construction period of the project, Party B shall ensure that the amount of the performance guarantee will be restored to the amount specified in Article (1) within 15 working days after the payment is made by Party A. and provide Party A with evidence that the performance guarantee has been restored.

12.2 Maintenance Guarantee

12.2.1 Issue of maintenance guarantee

Before the latest date of commercial operation of a sub-project, Party B shall issue a maintenance guarantee to Party A in the form of a bank guarantee acceptable to Party A covering the entire cooperation period of the project except the term of the performance guarantee, which shall be valid from the date of termination of the performance guarantee to the expiration of 12 months after the date of transfer. Please refer to the Annex l1. The maintenance guarantee letter is the guarantee for Party B to perform the operation, maintenance, transfer and guarantee period of the project under this contract. When providing a letter of guarantee by installments, the next letter of guarantee must be provided one month before the end of the previous period of guarantee, and the starting date of the next letter of guarantee shall be equal to or earlier than the closing date of the previous period of guarantee to ensure the continuity of the letter of guarantee. The last guarantee shall be valid until the expiration of 12 months after the date of transfer.

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The amount of the letter of guarantee is 3 million yuan.

12.2.2 Amount of Resumption of Maintenance Guarantee

If Party A receives the money under the maintenance guarantee during the project cooperation period, Party B shall ensure that the amount of the maintenance guarantee will be restored to the amount specified in Article 12.2.1 within 10 working days after the payment by Party A, and provide Party A with evidence that the maintenance guarantee has been restored.

12.2.3 Responsibility for Maintenance

Party A shall exercise the right to redeem the money under the guarantee without prejudice to Party A's other rights under this contract, and shall not relieve Party B of its obligations to perform the operation, maintenance, transfer and guarantee period of the project.

12.3 Discharge of Maintenance Guarantee

Party A shall cancel the balance of all or outstanding maintenance letters within 20 working days after 12 months from the date of transfer.

12.4 Redemption of Guarantee

Unless otherwise stipulated in this contract, Party A shall have the right to collect liquidated damages for any breach of contract by Party B by means of redeeming the amount of the guarantee. If the letter of guarantee has not been submitted or the amount of the letter of guarantee is insufficient, Party A shall have the right to deduct or otherwise require Party B to pay from the amount payable to Party B.

Chapter 11 Government Commitment

Article 13 Obligations Undertaken by the Government and Support Provided

1.	Pay the project service charge to Party B on time according to the provisions of this contract.
2.	During the project cooperation period, assist Party B to handle all kinds of approvals related to the project required by the relevant government departments and keep the approvals valid.
3.	Assist Party B in connecting the construction outside the red line of each sub-project land and the construction of municipal supporting facilities such as water supply, power supply facilities and access roads during operation, and be responsible for coordinating water supply, power supply and other departments to ensure normal work and life during the construction and operation of the project.
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4.	Coordinate the town governments and village committees to provide project land to Party B, and complete the requisition, demolition and relocation of the project land.
5.	Assist Party B to obtain tax benefits in accordance with the applicable law.

Chapter XII Insurance

Article 14 Insurance

(1) During the project cooperation period, Party B must purchase insurance at its own expense in accordance with the provisions of Annex 8. Under reasonable commercial conditions, insurance should be carried out in accordance with the principle that insurable risks should be insured. After purchasing the insurance, Party B shall submit a copy of the insurance contract to Party A for filing.

(2) Party B shall:

a) Be officially permitted to purchase all the above insurance from reputable insurers operating in the People's Republic of China.

b) Include Party A as an insurer in the insurance policy indicated in Annex 8.

c) All insurance policies require the insurer to give Party A at least 30 days' written notice in accordance with Annex 8 before canceling or making major changes to the insurance.

d) For the benefit of Party A, urge the insurer to waive the right of subrogation in accordance with the provisions of Annex 8.

e) Other Articles refer to the standard terms of the insurance company.

(3) If Party B does not purchase or maintain the insurance required by this contract, Party A shall have the right to purchase such insurance and to redeem the amount of premium to be paid from the performance guarantee or maintenance guarantee in accordance with this contract.

(4) The type and amount of insurance insured by Party B shall not be changed at will without the written consent of Party A. If it is not the negligence or intentional act of Party B and is unable to insure some special insurance, it shall not be regarded as Party B's breach of contract.

Chapter XIII Change of Laws

Article 15 Changes in Laws

15.1 Legal Changes of Party B

(1) If (i) The investment cost of Party B in the remaining project cooperation period increases by equal to or more than RMB 5 million due to one or more legal changes during three consecutive years, and / or (ii) The annual operating cost increases by equal to or more than RMB 1 million due to one or more legal changes in any year, the above increase has not been compensated for the legal changes beneficial to Party B, and the aforementioned increase has been determined by audit institutions qualified for practice in China approved by both parties, Party B has the right to require Party A to make corresponding compensation to Party B by extending the project cooperation period or in other ways agreed by both parties in that year, so as to achieve basically the same economic status when these legal changes do not occur. The above-mentioned expenses incurred in employing an audit institution shall be borne by Party B.

(2) If Party B's economic status is not restored and is limited to the fact that this contract cannot be carried out due to a legal change, the legal change shall be regarded as force majeure.

15.2 Legal Changes of Party A

(1) If (i) Party B reduces the investment cost of the project during the remaining period of the project by equal to or more than RMB 5 million due to one or more legal changes during three consecutive years, and / or (ii) in any year, one or more legal changes reduce the annual operating cost by the equivalent or more than RMB 1 million, the reduction is not offset by any increase in investment or expenditure caused by other legal changes, and the aforesaid reduction is determined by an audit institution qualified to practise in China approved by both parties, Party A has the right to notify Party B in writing to reduce the project service charge or offset the project service charge payable or offset the compensation / liquidated damages payable by Party A or other means agreed by both parties. So that the economic status of Party B is basically the same if there is no change in the law. The expenses incurred in the employment of audit institutions mentioned above shall be borne by Party A.

(2) If the economic status of Party B cannot be restored and the performance of this contract cannot be continued due to the change of law, the change of law shall be regarded as force majeure.

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Chapter XIV Force Majeure

Article 16 Force Majeure

16.1 Definition of Force Majeure

Force majeure refers to events or situations that cannot be reasonably foreseen, overcome and avoided at the time of signing this contract. According to the above conditions, force majeure includes, but is not limited to:

(1) Lightning, earthquakes, volcanic eruptions, landslides, floods, tsunamis, typhoons or tornadoes.

(2) Outbreak of plague.

(3) Acts of war, incursions, armed conflicts or acts of foreign enemies, blockades or the use of military forces, riots or terrorist acts.

(4) Strikes of a national, regional, urban or industrial nature.

16.2 Obligation to Actively Remedy Force Majeure

(1)	Notify the other party of the occurrence of the event or situation as soon as possible, and estimate the expected duration of the event or situation and the possible impact of its performance of its obligations under this contract.
(2)	Make all reasonable efforts to continue to perform its obligations under this contract.
(3)	Take action as soon as possible to correct or remedy an event or situation that results in exemption from performance of obligations.
(4)	Make all reasonable efforts to mitigate or limit the damage caused to the other party.
(5)	Notify the other party periodically of its actions or plans of action taken under subArticles (2), (3) and (4) above, and immediately notify the other party when the event or circumstances leading to its exemption from obligations no longer exist.

16.3 Revision of the Schedule

After the occurrence of an event of force majeure, if the party claiming to be affected by force majeure has performed the procedures set out in Article 16.2, any time limit for the performance of an obligation stipulated in this contract shall be extended at the request of the affected party, and shall be extended accordingly at the same time as the force majeure affects the performance of the obligation.

If an event of force majeure occurs during the operation period and the party claiming to be affected by force majeure has complied with the procedures set out in Article 16.2, the operation period must be extended for a period equal to the period of suspension of the obligation due to the event of force majeure.

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16.4 Charge

In the event of an event of force majeure, either party must bear the expenses and charges caused by the event of force majeure. Party B's losses caused by force majeure shall be compensated by insurance.

16.5 Termination Caused by Force Majeure

If any event of force majeure prevents one party from performing its obligations for more than 180 consecutive days from the date of occurrence of such force majeure, the parties shall negotiate the conditions and time for the continued performance of this contract or agree to terminate this contract. If both parties cannot agree on the conditions and time for continued performance or the termination of this contract within 240 days after the occurrence of force majeure, and the non-unanimous settlement of the event of force majeure will have a material impact on the smooth progress of the project, either party may terminate this contract by notice to the other party in writing in accordance with Article 20.3.

Chapter XV Supervision and Intervention of the Government

Article 17 Supervision by the Government

17.1 Supervision, Assessment and Evaluation of Party A

17.1.1 Regulatory Principles

(1) Party A and its appointed commissioner or third party regulatory authority shall have the right to enter the project facilities at any time and supervise the operation and maintenance of the project facilities in accordance with the applicable law and the provisions of this contract, and require Party B to correct the relevant breach of contract or violation of the law in accordance with this contract or applicable law. Party B shall accept and cooperate with such supervision and inspection. However, Party A shall not interfere, delay or interfere with Party B's performance of its obligations under this contract.

(2) Party B shall make the service pledge of this project according to the applicable law within 60 days from the effective date of this contract, announce it to the public after the approval of Party A, and accept the supervision of the public.

(3) Party A has the right to require Party B to submit statements, reports and materials related to production and operation, but it shall be kept confidential and shall not be disclosed to any unrelated third party (except where the relevant government administrative agencies exercise administrative functions and powers). Party B shall reply to the questions raised by Party A in a timely manner, which shall not exceed 5 working days under any circumstances.

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(4) Party B shall promptly announce to the public the service quality, service commitment, technical standards and other information related to public interest and public safety in accordance with the provisions of the applicable law and the requirements of Party A.

(5) Party B shall inform the public supervision body established in accordance with the applicable laws and instructions of government departments at that time on the operation of Party B and the standard and quality of the service of the project, and shall be subject to the supervision of the public supervision body.

(6) If Party A finds that Party B has committed any violation, Party A shall have the right to stop it on the spot and notify the principal person-in-charge of Party B. Party B shall organize rectification in time and submit the rectification situation to Party A in writing within two working days. If Party A finds that Party B has obvious violations or breach of contract or there are major safety risks in operation, Party A has the right to request Party B to stop production and rectification until it meets the operation requirements, and the relevant expenses and losses arising therefrom shall be borne by Party B.

17.1.2 Performance Appraisal

Party A or the third-party organization hired by Party A shall carry out the performance evaluation of the project according to Annex 17 within 5 working days after the end of quarterly operation. Both parties agree that in accordance with Article 11.5, the performance appraisal shall be linked to the payment of the project service charge.

According to the actual situation and the changes of user demand, Party A has the right to adjust, increase or decrease the indicators and standards of performance appraisal.

17.1.2.1 Confirmation of Performance Appraisal Results

Party B shall submit the "Operation report" to the performance appraisal third party within 10 days after Party A sends the assessment notice. Performance appraisal third-party institutions carry out performance appraisal by reading the "Operation report", obtaining monitoring data from the Environmental Protection Bureau (or third-party professional institutions approved by the three parties), inspecting the operation site, and visiting stakeholders. Within 15 days after the implementation of the performance appraisal, the performance appraisal results report (review version) shall be completed and submitted to Party A.

Party A examines the report on the results of performance Appraisal (review version). If in doubt, Party A may ask the third party for clarification and explanation. If there is no objection, Party A shall organize and compile the performance appraisal result notice according to the contents of the performance appraisal result report (review version), and shall ensure that the above-mentioned "performance appraisal result notice" will be sent to Party B within 5 working days after receiving the performance appraisal result report. If Party B has no objection, it shall sign and confirm the performance Appraisal results report, and each party shall keep one copy for filing. If Party B has any objection, it shall be settled in accordance with the relevant provisions of Article 17.1.2.2.

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17.1.2.2 Handling of Objections to Performance Appraisal Results

If Party B has any objection to Party A's "Notice of Performance Evaluation Results" issued by Party A for routine performance appraisal, Party B shall submit it in writing to Party A within 5 days after receiving the notification of the assessment result, and list the matters of objection, the reasons for the objection and the proposed solution. After receiving the written objection submitted by Party B, Party A shall supplement and demonstrate the dissenting organization held by Party B together with the third party of performance appraisal. If it is considered that the dissenting opinion is tenable after demonstration, Party A shall issue a new notice of performance Evaluation result, which shall be confirmed by the signature of Party B. If the objection is considered untenable after argumentation, Party B shall accept the performance appraisal results determined by Party A.

Supplementary argument: If the relevant assessment indicators need to be re-tested, the testing shall be jointly entrusted by both parties (if applicable) by a third-party testing institution, and the testing charge shall be paid by the party that is contrary to the test results. If the test result of the third party is consistent with the notice issued by Party A, the calculation basis of the project service charge shall be the performance evaluation result of Party A; If the test result of the third party is inconsistent with the notice issued by Party A, the performance appraisal result of the third party shall be used as the basis for the payment of the project service charge.

17.1.3 Contract performance evaluation mechanism

(1) Organization and content of the evaluation of contract performance

Without hindering Party B's normal production and business activities, Party A shall formulate an evaluation plan at its own expense, and regularly, organize third-party professional institutions (including technical, financial and legal professional institutions with professional experience and qualifications of similar projects and familiar with the contract provisions and conditions of this project) together with relevant government departments to conduct a comprehensive performance evaluation of Party B's implementation of this contract and its Annexes. The contents of the comprehensive performance assessment include, but are not limited to, Party B's performance of this contract and other relevant agreements of the project, the operation and maintenance of project facilities, the quality of project services, the legality and implementation of various systems, contract management and potential legal risks, financial management, and public opinion.

(2) Cycle of assessment

The project shall be evaluated annually in the first three years and every two years thereafter, and Party A may organize and carry out the interim evaluation if Party A deems it necessary.

(3) Correction within a time limit

In the course of the evaluation, Party A finds that Party B violates the applicable law and the situation stipulated in this contract and its attachments, or that the services provided by Party B do not meet the applicable law and the standards stipulated in this contract and its attachments, Party A shall require Party B to correct its violation of the applicable law or this contract and its attachments within the prescribed time limit according to the evaluation plan, and has the right to withdraw the corresponding amount under the maintenance guarantee letter according to Party B's breach of contract if the correction is not completed within the time limit.

17.1.4 Handling of Public Complaints

Party B shall formulate a public complaint handling system, open it to the public within 60H from the effective date in accordance with the applicable law and the requirements of Party A, and accept and handle public complaints about Party B's service quality, price, project operation and maintenance. The situation of public complaints shall be included in the assessment and scoring factors of Party B

17.2 Financial Statements

Party B shall seriously and effectively handle its business and affairs in accordance with applicable Chinese laws and reasonable financial and commercial standards and practices, and shall prepare and submit to Party A at least once a year the following financial statements that fully reflect all aspects of its operation, so that Party A and relevant government departments or third-party organizations entrusted by Party A can supervise all aspects of Party B's financial statements:

(a) Audited annual financial statements, including balance sheet, income statement and cash flow statement, made in accordance with generally accepted accounting practices and the applicable provisions of the company law of the People's Republic of China (as amended from time to time), and audited by qualified independent auditors.

(b) The quarterly statement of Party B's cash income and expenditure; and

(c) Other information on the financial situation of Party B as Party A and other relevant government departments may reasonably require from time to time to supervise Party B's compliance with Chinese law and this contract.

Article 18 Intervention or Interim Takeover

18.1 Intervention or Temporary Takeover

18.1.1 Party A's right to intervene in operation and maintenance or temporary takeover

Party A shall formulate an emergency plan for the temporary takeover of the project facilities in accordance with the applicable laws and local actual conditions, so as to ensure the interests of the public. Party B shall accept the temporary takeover and other control measures imposed by Party A in accordance with the applicable law and the provisions of this contract.

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If Party B fails to operate and maintain any of the sub-projects in accordance with the provisions of this contract or applicable law, or if Party B does not have the ability to deal with emergencies, which causes or may lead to public interest and project safety being endangered, Party A has the right to give Party B notice of breach of contract. After receiving the above general knowledge, Party B shall, within 15 working days, make necessary corrections and remedies for the operation and maintenance of the project facilities, or promptly explain to Party A the reasons for its objection to the contents of the notice. If Party B fails to correct or remedy in time, or Party A thinks that Party B's reason is not valid, Party A shall have the right to decide to intervene in operation and maintenance or take over temporarily.

Party B shall permit Party A and its authorized representatives and their necessary tools, equipment and instruments and dispatch necessary personnel to enter and leave the project facilities. Party A shall ensure that the intervention in the operation and maintenance or temporary takeover work minimizes the interference to Party B's daily operation, and complies with all applicable laws, norms, prudent project operation practices and requirements that Party B shall abide by.

Both parties make it clear that Party A's right of intervention does not include any right to collect project service charges in place of Party B.

18.1.2 Costs and expenses of intervention or temporary takeover

Party B shall pay the reasonable expenses and expenses arising from the above-mentioned work after receiving the detailed records of the expenses and expenses provided by Party A. If Party B fails to pay such expenses and expenses within 20 working days after receiving such detailed records, Party A shall have the right to withdraw the same amount from the maintenance guarantee.

The provisions of this Article shall not affect Party A's right to require Party B to compensate Party B for any other losses suffered or to require Party B to pay liquidated damages in accordance with the provisions of this contract.

18.1.3 Improper intervention or temporary takeover of Party B

If Party B has any objection to Party A's intervention or temporary takeover or the cost of intervention, Party B has the right to bring up the dispute settlement mechanism stipulated in this contract. If Party A's intervention or temporary takeover is determined to violate the provisions of this agreement or applicable law and cause damage to Party B, Party A shall be responsible for compensating Party B for the losses suffered by Party A as a result of Party A's intervention in operation and maintenance or temporary takeover.

Both parties make it clear that the loss of project facilities caused by or as a result of Party A's intervention or temporary takeover shall be borne by Party A, except for the reasons of Party B.

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Chapter XVI Mechanism for Handling Breach of Contract, Early Termination and After termination

Article 19 Compensation for Breach of Contract

19.1 Compensation

Either party shall be entitled to compensation for any losses, expenses and expenses suffered by that party as a result of the breach of contract by the defaulting party, which shall be paid by the defaulting party.

19.2 Measures to Mitigate Losses

The party that suffers a loss as a result of the other party's breach of contract shall take reasonable action to mitigate the loss. If a party fails to take such measures, the defaulting party may claim to deduct from the amount of compensation the amount of loss that should be mitigated or reduced.

The injured party shall be entitled to receive from the other party reasonable costs incurred in taking action to mitigate the loss.

19.3 Losses Caused in Part by the Injured Party

If the loss is partly due to the act or omission of the injured party, the amount of compensation shall be deducted from the loss borne by these factors.

19.4 Irresponsible for Indirect Loss

Except as otherwise provided in this contract, neither party shall be liable for any indirect, special, loss of profits or incidental loss or punitive damages to the other party arising out of or under this contract or in connection with it.

Article 20 Early Termination

Except as otherwise provided in this contract, the term "termination of this contract", "termination of this contract" or "termination" referred to in this contract are for each sub-project, that is, the early termination of one sub-project does not affect the normal implementation of other sub-projects.

20.1 Termination of Party A

If the event mentioned in each of the following Articles is not caused by Party A's breach of contract or due to force majeure, if there is an allowable period for correction and Party B fails to correct within that period, it constitutes Party B's breach of contract, Party A shall have the right to immediately issue notice of termination intention and receive the deposit in the performance guarantee or maintenance guarantee:

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(a) Party B has a particularly serious quality and production safety accident due to poor management.

(b) Party B ceases business without authorization, which seriously affects social and public interests and safety.

(c) Party B shall liquidate or become insolvent in accordance with Chinese law.

(d) Any declaration made by Party B in Article 3.2 is proved to have made a serious error at the time of making, which seriously adversely affects Party B's ability to perform this contract.

(e) Party B fails to actually pay the registered capital in accordance with the provisions of this contract.

(f) Party B stops work continuously for more than 60B without authorization.

(g) Party B has failed to carry out all the projects according to the schedule confirmed by Party A, and no substantial progress has been made within 20 days after Party A's written letter.

(h) Delay in the final completion date or the commencement of commercial operation due to Party B's reasons.

(i) Party B failed to carry out all the projects in accordance with the schedule confirmed by Party A, and no substantial progress has been made within 20 days after Party A's written letter.

Party B's failure to perform other obligations under this contract constitutes a material breach of this contract and fails to remedy the substantive breach within 15 working days of receipt of Party A's written notice stating its breach of contract and demanding redress.

20.2 Termination of Party B

If the event mentioned in each of the following Articles is not caused by Party B's breach of contract or due to force majeure, and there is an allowable period for correction and fails to correct within that period, it shall constitute a breach of contract by Party A, and Party B shall have the right to give immediate notice of termination intention:

(a)	Any statement made by Party A in Article 3.1 is proved to have made a serious mistake at the time of making, which seriously adversely affects Party A's ability to perform this contract.
(b)	Party A fails to fulfill its obligation to pay the project service charge to Party B in accordance with the terms of this contract.
(c)	Party A's failure to perform any of its other obligations under this contract constitutes a material breach of this contract and fails to remedy such material breach within 20 working days after receiving written notice from Party B stating its breach and demanding redress.
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20.3 Notice of Intention and Notice of Termination

20.3.1 Notice of intention to terminate

Any notice of intention to terminate in accordance with Articles 16.5, 20.1 or 20.2 shall state the details of the breach and give the necessary negotiation period.

After the notice of termination intention is issued, both parties shall take measures to avoid termination of this contract during the negotiation period. If both parties agree on the measures to be taken and correct the breach of contract during the corresponding negotiation period, the notice of termination intention shall expire automatically immediately.

20.3.2 Termination Notice

At the expiration of the negotiation period, unless:

(i) Otherwise agreed between the parties; or.

(ii) The breach event that caused the notice of intention to terminate has been corrected, and the party who gave notice of intention to terminate shall have the right to give notice of termination.

20.4 General consequences of termination

In the event of early termination of this contract, both parties shall continue to perform their rights and obligations under this contract from the date of termination given by either party to the date agreed by both parties.

After the termination of this contract, both parties shall have no further obligations under this contract, except for any payments that may be due and payable under Article 20.6, and with the exception of payment obligations incurred prior to the expiration or termination of this contract and which have not been paid at the date of expiration or termination of this contract. The termination of this contract shall not affect the dispute resolution Article of this contract and any other provisions that remain in force after the termination of this contract.

20.5 Compensation after termination

20.5.1 Termination caused by Party B's breach of contract

After the effective date, if Party A terminates this contract in accordance with Party B's breach of contract in accordance with Article 20.1 (a) of this contract, Party A will fully redeem the amount of guarantee submitted by Party B's investor and / or Party B. otherwise, both parties will not bear further responsibilities and obligations. If Party A terminates this agreement as a result of other Party B's breach of contract, Party A shall have the right to recover Party B's relevant rights and interests in the project. After Party B transfers the project facilities to Party A and transfers the relevant rights and interests of the project to Party A, Party A shall pay Party B the compensation amount listed in item 1 of the compensation table in Annex 12.

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20.5.2 Termination caused by Party A's breach of contract

After the effective date, if Party B terminates this contract as a result of Party A's breach of contract, Party B has the right to ask Party A to pay compensation and recover the relevant rights and interests of the project. After Party B transfers the relevant rights and interests and project facilities in the project to Party A, Party A shall pay Party B the compensation amount listed in item 2 of the compensation table in Annex 12.

20.5.3 Termination caused by force majeure events or legal changes

If any party terminates this contract in accordance with Article 20 due to force majeure or legal change, Party A shall pay Party B the amount of compensation listed in item 3 of Annex 12 compensation Table. After Party B transfers the relevant rights and interests and project facilities in the project to Party A, Party A shall pay the corresponding amount of compensation.

20.6 Transfer after termination

20.6.1 Party B shall transfer to Party A the rights and interests of all the projects provided for in Article 21.2 in accordance with Article 20.6.2.

20.6.2 Party A and Party B shall determine the amount of termination compensation in accordance with Article 20.5 within 10 working days. Party B shall transfer all rights and interests of the project facilities to Party A within 10 working days after determining the amount of compensation to be terminated. Party A shall pay the termination compensation within 15 working days after the transfer of all rights and interests in the project facilities.

Chapter XVII Transfer of Projects

Article 21 Transfer of project facilities at the expiration of the project cooperation period

21.1 Transfer Committee

Eighteen months before the expiration of the project cooperation period, Party A and Party B shall respectively send personnel to form the transfer committee, which shall be responsible for and handle the transfer work, and the number of representatives of both parties shall be the same. The chairman of the handover committee shall be appointed by Party A to organize the necessary meetings and talks, agree on the detailed procedures for the transfer of project facilities, determine the handover ceremony, and finally publish the handover information in the provincial newspaper and announce it to the public.

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21.2 Scope of Transfer

The first day after the expiration of the project cooperation period is the transfer date, and Party B shall hand it over to Party A free of charge:

(1) All rights and interests of Party B in the project facilities, including:
(a) Buildings and structures of the project facilities.
(b) All machinery and equipment related to the use of the project facilities.
(c) Ancillary facilities related to the project facilities.
(d) All spare parts and accessories, chemicals and other movable property required by Article 21.4.

(e) All technology and know-how, intellectual property and other intangible assets (including those acquired by license) required for the operation and maintenance of project facilities

(2)The various management charters, seals and operation manuals in use include proprietary technology, production files, technical files, secretarial files, books, design drawings, documents and other materials, so that the project can continue to operate smoothly and normally.

(3) The right to use the land and other rights related to the project site.

These assets shall be transferred to Party A without any liens, claims, mortgages, security rights or other claims of any kind. There shall be no environmental problems or problems left over by the project site on the handover date.

While handling the transfer work, both parties shall make clear the measures for the proper placement of the original employees of Party B after the expiration of the project cooperation period.

21.3 Final restorative overhaul and performance testing

21.3.1 Final restorative overhaul and performance testing

(a)	Party B shall overhaul the project facilities not earlier than 12 months before the date of transfer, in accordance with the final restorative overhaul plan agreed upon by the transfer committee, which must be completed 3 months prior to the date of transfer.
(b)	Through the final restorative overhaul, Party B shall ensure that the overall integrity rate of the key equipment of the project facilities reaches 90%, the overall integrity rate of other equipment reaches 80%, and there is no major damage to the structure of the project facilities.
(c)	If Party B fails to carry out the final restorative overhaul or meet the overhaul standard in accordance with the above requirements, Party A shall have the right to carry out the overhaul on its own with the corresponding amount of the maintenance guarantee. In this case, Party B shall be provided with a detailed record of the expenditure incurred.
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21.3.2 Performance Testing

Prior to the handover date, the handover committee shall formulate performance test requirements and plans and conduct performance tests of project facilities in accordance with relevant standards and specifications. Party B shall ensure that all performance tests obtained from the test meet the requirements of Annex 6. If there is a gap in the performance test, Party A has the right to withdraw the corresponding charge from the maintenance guarantee to correct the above defects. If the amount of the guarantee is insufficient, Party A shall have the right to recover from Party B after paying the expenses.

21.4 Spare parts

21.4.1 On the handover date, Party B shall freely hand over to Party A the consumable spare parts and emergency repair spare parts required for the normal operation of the project facilities during the 12-month period as required by Annex 6, and submit a detailed list of spare parts.

21.4.2 Party B shall submit to Party A a list of manufacturers of all spare parts required for the production and sale of project facilities.

21.5 Guarantee Period

Party B shall bear the warranty responsibility for the quality defects of the project facilities (except for the damage caused by the improper use of the unit receiving the transfer) during the warranty period of 12 months after the handover. Party B shall carry out the warranty at its own expense within 2 working days after receiving the notice.

In case of emergency, or Party B fails to guarantee the warranty within 2 working days, Party A has the right to receive the corresponding amount of the maintenance guarantee for warranty, but shall inform Party B of the expenditure.

21.6 Assignment of contractor's guarantee

At the time of transfer, Party B shall be obliged to transfer to Party A free of charge all unexpired warranties and guarantees provided by contractors, manufacturers and suppliers, and to facilitate suppliers to supply equipment at the same preferential price in the past, at the time of transfer, Party A shall have the right to choose whether to accept the extension of the contract and bear all responsibilities arising therefrom.

21.7 Transfer Effect

Except for the provisions of Article 21.5, Party B's rights and obligations under this contract shall be terminated with the completion of the transfer, except as otherwise stipulated in this contract, Party A shall take over the operation of the project and enjoy all rights and obligations of the project.

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21.9 Risk transfer

Party A shall bear the risk of all or part of the loss or damage to the project after the transfer, unless the loss or damage is caused by Party B's fault or breach of contract.

21.10 Cancellation and transfer of contract

On the premise of Article 21.2 and 21.6, Party B shall cancel the equipment contracts, supply contracts and all other contracts signed by Party B which are still in force at the time of transfer.

Chapter XVIII Applicable Law and Dispute Settlement

Article 22 Applicable Law and Dispute Resolution

22.1 Applicable Law

The applicable laws under this contract refer to all applicable Chinese laws, regulations, rules and all technical standards, technical specifications and all other applicable mandatory requirements issued by government departments.

22.2 Settlement through friendly negotiation between the two parties

In the event of any dispute, difference or claim arising from the interpretation of the terms of this contract (including any question as to its existence, validity or termination), the parties shall try their best to resolve such dispute, difference or claim through friendly negotiation. If the dispute is not settled within 15 working days, the provisions of Article 22.3 shall apply.

22.3 Friendly settlement by the Operations Coordination Committee

If the parties fail to resolve the dispute, difference or claim in accordance with Article 22.2, either party may refer the dispute, division or claim to the Operations Coordination Committee, which shall meet in a timely manner and try its best to resolve the dispute, difference or claim through negotiation. All disputes shall be settled amicably through consultation among the members of the Coordinating Committee, and the unanimous resolution of the Coordinating Committee shall be binding on the parties. If the dispute is not settled within 20 working days after the above request is made, the provisions of Article 22.4 shall apply.

22.4 Lawsuit

If the parties fail to resolve disputes, differences or claims in accordance with Article 22.3, either party may submit the dispute, division or claim to the court where the project is located which has jurisdiction under applicable law.

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22.5 Performance during dispute settlement

Prior to the final determination of disputes, differences or claims, the parties shall continue to perform all their obligations under this contract and continue to enjoy all their rights under this contract, and shall make final adjustments in accordance with the award after the final decision has been made.

22.6 Continue to be valid

The dispute settlement Article stipulated in Article 22 shall remain in force after the termination of this contract.

Chapter XIX Annex to the Contract

Article 23 Catalogue of Annexes to the Contract

The Annex to this contract is as follows:

Annex 1 Letter of commitment from subdistrict offices, town governments and village committees of the project.

Annex 2 Influent and effluent quality indicators and project waste treatment standards for sewage treatment projects.

Annex 3 Geographical location of the project (or regional diagram).

Annex 4 Technical specifications and requirements.

Annex 5 Payment of services and facilities provided by the Government and upfront fees.

Annex 6 Technical proposal.

Annex 7 List of initial shareholders of Party B.

Annex 8 Insurance.

Annex 9 Approval, registration and verification required by Party B.

Annex 10 Format of performance guarantee.

Annex 11 Format of maintenance guarantee.

Annex 12 Termination of compensation.

Annex 13 Sewage treatment and safe disposal.

Annex 14 Project finance and financing programme.

Annex 15 Format of Party B's financial statements.

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Annex 16 Penalty measures for breach of contract.

Annex 17 Performance appraisal methods and standards.

Annex 18 Project service charges, price adjustment formulas and procedures.

Annex 19 Emergency Plan.

Annex 20 Supplementary requirements for Project Operation and maintenance.

Chapter XX Others

Article 24 General Rights and Obligations of Party A and Party B

24.1 Confidentiality

All materials and documents (whether financial, technical or otherwise, but excluding non-sensitive information relating to the progress of the project) obtained by either party or its employees, contractors, consultants or agents shall be kept confidential if they have not been made public, and shall not be disclosed or disclosed to a third party during the five-year period after the end of the project cooperation period without the prior written consent of the other party, except as required by law. This undertaking shall remain valid after the termination of this contract.

24.2 Obligation of Cooperation and Duty of Advance Warning

The parties shall cooperate with each other to achieve the purpose of this contract and shall exercise and perform their respective rights and obligations under the same item in good faith. On this premise, the two sides agree:

(1) Except as otherwise provided in this contract, when one party requests the consent of the other party, the requested Party shall give such consent or approval within 10 working days or such other time as is reasonably necessary, and shall not unreasonably refuse or delay such consent or approval; and.

(2) If any event or situation that comes to the knowledge of either party is:

(a) Events or circumstances which are reasonably expected by that party to have a material adverse impact on either party's performance of its obligations under this contract or its ability to implement the project; and.

(b) It is reasonably expected that the other party will not be informed of the event or circumstances.

The party shall notify the other party of the event or situation as soon as possible.

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Article 25 General Obligations of Party A

25.1 Non-Intervention

Party A shall not interfere in the internal management affairs of Party B, except in accordance with the law and the terms of this contract.

25.2 Improper Payment of Margin

If Party A receives the money in the bid guarantee, performance guarantee and maintenance guarantee submitted by Party B, and then Party B determines by ruling or other means that Party A has no right to redeem it, Party A shall refund the amount, and shall compensate Party B for all expenses and expenses incurred as a result, as well as the interest from the date of redemption to the date of refund. The interest is subject to the ceiling of the short-term (six-month) lending rate of the people's Bank of China at that time.

Article 26 General Obligations of Party B

26.1 Compliance with Applicable Laws

Party B shall always abide by the provisions of the applicable law when performing its obligations under this contract.

26.2 Labor SafetySstandards

Party B shall abide by the current labor protection laws and regulations, respect the rights of employees and strictly implement safety regulations and relevant standards.

26.3 Coordination of Project Documents

Party B shall ensure that the financing documents, any contracts between shareholders, Party B's Articles of association, the cooperation contract, the insurance policy under this contract and any other contracts signed by Party B relating to this project are in compliance with the provisions of this contract and are able to perform this contract.

26.4 Taxes, Duties and Charges

Party B shall pay all taxes, duties and administrative charges in accordance with the applicable law.

26.5 Liability to contractors and their employees and agents

Party B shall not relieve Party B of any obligations under this contract if it employs any contractor and its employees and their agents. All acts or omissions of the contractor and its employees and their agents for the purposes of this contract shall be deemed to be the acts or omissions of Party B.

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26.6 Compensation treatment of intellectual property rights

Party B shall be responsible for responding to and compensating for the litigation caused by intellectual property infringement that may occur in the construction, operation and management of the project.

Article 27 Alteration and Disposal of Asset Rights and Interests

27.1 Change of Party A.

Party A shall not assign or transfer all or part of its rights or obligations under this contract without Party B's prior written consent. Due to the change of Party A caused by the reform of government institutions, the new replacement government departments should:

(a) Have the ability to assume all the rights, obligations and responsibilities of the original Party A with respect to the project, and re-obtain the authorization of the government, and.

(b) Accept and fully undertake the performance of the obligations of the original Party A under this contract.

27.2 Disposal of Interests in Assets

For the purpose of financing the project, Party B may pledge the charging right of the project in accordance with the provisions of this contract. Party A shall not disagree without reason.

Without the prior written consent of Party A, Party B shall not assign, transfer, lease, mortgage, pledge all rights, agreements and / or interests of the project, such as assets, land, etc., nor shall it create any lien or security interest in the above assets, rights, agreements and / or interests or otherwise dispose of such assets, rights, agreements and / or interests.

Article 28 Rules of Interpretation

28.1 Modification

Any amendment, supplement or alteration to this contract shall be effective and binding only if it is in writing and signed by the authorized representatives of both parties and affixed with the official seal.

28.2 Separability

If any of the provisions of this contract are illegal, invalid or unenforceable, or are declared illegal, invalid or unenforceable by any competent court,

(a) Other provisions remain valid and enforceable.

(b) The parties shall amend provisions that are illegal, invalid or unenforceable to make them legal, valid and enforceable, and such modifications shall, as far as possible, balance the interests of the parties.

28.3 Interpretation Order

This contract consists of the following parts, and the order of interpretation of the contract is as follows:

1.	Documents of a contractual nature such as supplementary contracts and memorandums signed by both parties to this contract.
2.	Formally sign the version of the contract.
3.	Initialled the contract.
4.	Bid winning notice.
5.	The purchase result confirms the negotiation memo.
6.	Tender documents and supplementary documents for clarification.
7.	Tender documents and supplementary documents for clarification.

Article 29 Other Provisions

29.1 Notification

The notice under this contract shall be delivered to or sent to the other party by hand, express delivery, mail, fax or e-mail at the following address:

Party A: Housing and Urban-Rural Development Bureau of Wujiang District, Shaoguan City.

Add: Huimin South Road No. 128, Wujiang District, Shaoguan city.

Postcode: 512026

Addressed to: Li Li

Fax:

Email address:

Party B: Shaoguan Angrui Environmental Technology Development Co., Ltd.

Address: Room 317, F3, Cenjiao Enterprise Office Building, Huanggang Cen, Chongxia Management District, Longgui Town, Wujiang District, Shaoguan City.

Postcode: 512050

To: Xu Tao

Fax:

Email address: [*].

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If there is any change in the addressee's address, telex fax number or email address of one party, the other party shall be notified in writing in time. The following shall be deemed to have been served: (i) if any communication is made by letter, when it is sent by hand, express or post (registered, request receipt) to the above address; and (ii) if by fax or e-mail, when accurately sent to the above fax number or e-mail address.

29.2 No Abstention

Neither party shall be deemed to waive any provision of this contract unless one party waives it in writing. Neither party's failure to strictly perform any of the provisions of this contract or the failure to exercise any of its rights under this contract shall be deemed to be a waiver of any of the above provisions or a waiver of any future exercise of any of the above rights.

29.3 Text of the contract

This contract is concluded in Chinese in sixteen originals, Party A holds six copies and Party B holds ten copies.

This contract shall be signed by the duly authorized representatives of both parties on the date indicated under their signatures, and both parties are willing to be bound by the law of this contract.

29.4 Payment of Funds

Any overdue payment under this contract shall bear interest at the default rate from the date of maturity to the date of receipt of the payment by the payee.

Any payment under this contract shall be made in RMB.

29.5 Signature and Entry into Force

This contract shall enter into force on the date of signature and seal of Party A, Social Capital Party and Party B.

After Party A signs the version contract with the social capital party and the project company, Party A and the social capital party are the primary obligees and obligors under the contract and bear the ultimate responsibility for the contract; the project company is the actual executor of the contract, specifically perform the obligations under the contract.

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Implemented by (Party A)
[Seal] Housing and Urban-Rural Development Bureau of Wujiang District, Shaoguan City
Name: /s/ HUANG Yishun
Title:
Date: August 2018

Social capital party
Shanghai Onway Environmental Development Co., Limited
[Seal] Shanghai Onway Environmental Development Co., Ltd.
Name: /s/ PENG Wenlie
Title:
Date: August 2018

Guangzhou Ruiyi Environmental Protection Technology Co., Ltd
[Seal] Guangzhou Ruiyi Environmental Protection Technology Co., Ltd.
Name: /s/ CHEN Huanlin
Title:
Date: August 2018

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Guangdong Xifu Environmental Protection Technology Co., Ltd
[Seal] Guangdong Xifu Environmental Protection Technology Co., Ltd
Name: /s/ HUANG Zongcai
Title:
Date: August 2018

Guangdong Xinzhen Construction Engineering Co., Ltd
[Seal] Guangdong Xinzhen Construction Engineering Co., Ltd.
Name: /s/ ZHU Shixiang
Title:
Date: August 2018

Project company (Party B)
[Seal] Shaoguan Angrui Environmental Technology Development Co., Ltd
Name: /s/ MA Xiongbing
Tittle:
Date: August 2018

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Annex 1 Letter of Commitment from Subdistrict Offices, Town Governments and Village Committees of the Project

(Separate volume)

Leading Group for Whole District PPP Project Package of Wujiang District Domestic Garbage and Sewage Treatment Infrastructure:

Our unit promises and guarantees:

1. Abide by and be subject to the obligations and responsibilities of the town / village under the jurisdiction of the PPP project contract for domestic garbage and sewage treatment infrastructure in villages and towns in Wujiang District.

2. Actively cooperate with and support Party A in fulfilling the rights and obligations under the contract of PPP project for domestic garbage and sewage treatment infrastructure in villages and towns of Wujiang District.

3. Provide the project land to Party B in accordance with the provisions of the PPP project contract for domestic garbage and sewage treatment infrastructure in villages and towns in Wujiang District.

XX Town People's Government (XX Village Committee)

YY-MM-DD

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Annex 2 Influent and Effluent Quality Indicators and Project Waste Treatment Standards for Sewage Treatment Projects

I. Overview of the project

The whole district PPP project package of domestic garbage and sewage treatment infrastructure in villages and towns of Wujiang District includes three towns under the jurisdiction of Wujiang District, namely, Chongyang Town, Longgui Town and Jiangwan Town.

The specific construction contents are township sewage treatment plant and supporting pipe network, rural domestic sewage treatment facilities and supporting pipe network, domestic garbage removal and transportation system and domestic garbage treatment system. The total investment of this project is 134.1171 million yuan, including an investment of 55.8459 million yuan for the construction project of township sewage treatment plant and supporting pipe network, an investment of 64.4252 million yuan for the construction of rural domestic sewage treatment facilities and supporting pipe networks, an investment of 6.0016 million yuan for the domestic garbage removal and transportation system and 7.8444 million yuan for the domestic garbage disposal system.

The total design scale of township domestic sewage plant is 4300m3/d, and the supporting pipe network is 11.45km; the total design scale of rural domestic sewage facilities is 4360 m3/d ; the total design scale of township domestic garbage transfer is 37 t/d, the cleaning area of township center is 149000 m2, the total scale of township village cleaning is 196 natural villages; the total scale of comprehensive reduction collection station is 9t/d (2 in total).

II. Sewage sub-project treatment standards (incoming and outgoing water quality indicators).

1. Town sewage treatment plant.

(1) Designed influent quality.

BOD5: 120~150mg/L

CODcr: 250~300mg/L

SS: 120~200mg/L

NH3-N: 30mg/L

TN: 30mg/L

TP: 5mg/L

PH: 6-9

Water temperature: 12 ~ 25 °C.

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(2) Designed effluent quality.

According to the "Implementation Plan for Shaoguan City to Accelerate the Construction of a New Round of Domestic Garbage and Sewage Treatment Infrastructure", the newly built urban sewage treatment facilities are in accordance with the more stringent values in the Class A discharge Standard of Urban sewage treatment plants (GB18918-2002) and the local standards of Guangdong Province.

2. Rural sewage treatment facilities.

(1) Designed influent quality.

B0D5: 60~120mg/L

CODcr: 150~200mg/L

SS: 100~150mg/L

NH3-N: 10~25mg/L

TP: 1. 0-2.5mg/L

PH: 6-9

(2) Designed effluent quality

Implement the B standard of the first-level standard of the Pollutant Discharge Standard for Urban Sewage Treatment Plants GB18918-2002.

III. Waste disposal standards for garbage sub-projects.
1. Gas treatment standard

(1) Air Pollutant Emission Limits (DB44/27-2001)

(2) Domestic Garbage Incineration Pollutant Control Standard (GB18458-2014)

2. Fly ash treatment standard

(1) Control Standard for Pollutants in Domestic Garbage Incineration (GB 18458-2014)

(2) Identification Standard of Hazardous Wastes-Identification of Leaching Toxicity (GB 5085. 3-2007).

3. Noise standard

Environmental Noise Emission Standard for Industrial Enterprises (GB 12348-2008)

4. Other standards

Hygienic Standard for Design of Industrial Enterprises (GBZ1-2010)

IV. Other requirements

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During the project cooperation period, if the compulsory standards applicable to new countries or industries are promulgated and implemented, Party B shall put forward a process adjustment or transformation plan that meets the requirements of the latest standards, which shall be demonstrated by experts and submitted to the district government for approval. Party A shall handle the transformation project in accordance with the capital construction procedures, and Party B shall be responsible for the completion of the transformation project under the supervision of Party A. The cost of the transformation process shall be determined by an audit institution qualified for practice in China recognized by both parties, the compensation shall be carried out in accordance with Article 15.1 of this contract, and the expenses incurred in employing the audit institution shall be borne by Party B.

Annex 3 Geographical Location of the Project (or Regional Diagram)

[separate volume]

Annex 4 Technical Specifications and Requirements.

I. Overall requirements

The project shall be constructed in strict accordance with the construction standards of urban sewage treatment plants, domestic garbage treatment projects or the technical specifications of rural sewage treatment facilities, strictly abide by the provisions of relevant laws and regulations such as the Construction Law, the Environmental Protection Law and the Product quality Law, as well as the requirements of national, local and industry mandatory standards.

II. Implementation of standards and norms

(1) Implement the latest national or regional technical standards and specifications related to the project

(2) for the monitoring requirements of materials and construction quality, the state has corresponding standards for the implementation of national standards, and if the national family has not promulgated the standards, the requirements of national advanced technical standards shall be adopted

(3) The main standards and norms are:

Code for Design of Outdoor Drainage GB50014-2006 (2016 Edition)

Water Quota in Guangdong Province DS44 / T 1461-2014

Technical Code for Constructed Wetland Sewage Treatment Engineering HJ 2005-2010

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Construction Standard of Sewage Treatment Project at Small Towns 148-2010

Technical Guidelines for Rural Sewage Treatment in Guangzhou in 2010

Technical Guidelines for Rural Sewage Treatment in Guangdong Province, 2007

The standard of Labor Quota of Urban Appearance and Environmental Sanitation Construction Standard [2008] No. 111

Quality and Evaluation Standard of Urban Road Cleaning CJJT126-2008

Technical Specification for Domestic Garbage Transfer Station CFF179-2012

Technical Specification for Construction Waste Disposal CJJ134-2009

Construction Standard of Domestic garbage treatment Project at Small towns Construction Standard 1492010

Malodorous Pollutant Discharge Standard GB14554-93

Environmental Noise Emission Standard for Industrial Enterprises GB12348-2008

Atmospheric Environmental Quality Standard GB 3095-2012

Comprehensive Emission Standard of Air Pollutants GB 16297-2013

Surface Water Environmental Quality Standard GB3838-2002

Groundwater Quality Standard GB/T 14848-93

Soil Environmental Quality Standard GB 15618-95

Water Pollutant Emission Limit DB44/26-2001

Air Pollutant Emission Limit DB44/27-2001

Code for Design of Outdoor Water Supply GB 50013-2006

General principles of Civil Architectural Design GB 50352-2005

Code for Fire Protection of Building Design GB 50016-2006

Code for Design of Low Voltage Distribution GB 50054-2011

Code for Design of Power Distribution for General Electrical Equipment GB 50055-2011

Code for Design of Lightning Protection of Buildings GB 50057-2010

Code for Electrical Design of Civil Buildings JGJ 16-2008

Code for Design of Power Supply and Distribution System GB 50052-2009

Code for Load of Building Structures GB 50009-2012

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Code for Seismic Design of Buildings GB 50011-2010

Code for Design of Concrete Structures GB 50010-2010

Code for Acceptance of Construction Quality of Concrete Structure Engineering GB50204-2002 (2010 Edition)

Code for Design of Masonry Structures GB 50003-2011

Code for Acceptance of Construction Quality of Masonry Structures GB 50203-2011

Unified Standard for Reliability Design of Building Structures GB 50068-2001

Code for Design of Factory and Mine Roads GB J22-87

(4) If a new version of the relevant standard is issued before the preliminary design of the project, the project shall automatically implement the new version of this standard.

Annex 5 Payment of Services and Facilities Provided by the Government and Upfront Charges

Preliminary work

The social capital party and Party B shall undertake the results of the relevant preliminary work carried out by Party A, and agree to change Party A's completed project, environmental assessment, feasibility research and other main units to Party B.

Party A has completed the preparation of the feasibility study report and the employment of PPP consultants for the project, and the expenses required for the completion of these work shall be included in the total investment of the project, and the selected social capital shall be paid to Party A or its designated unit within 15 working days after the establishment of the project company. The specific amount is as follows:

Work content	Charge (ten thousand yuan)	Charge payment and time limit	Remark
PPP project consulting	Based on the actual occurrence	Within 15 working days after the establishment of the project company, Party A or its designated unit	—
Bidding agency	Based on the actual occurrence	Payment by the winning bidder in accordance with the requirements of the bidding documents	—

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Note: Before the signing of this PPP project contract (applicable to the signed version of the project company), if other upfront costs are added, the government has the right to include this part of the new fees in this attachment, which shall be borne by Party B and included in the total investment of the project.

Annex 6 Technical Plan

The technical solutions provided by Party B shall include, but are not limited to, the following contents:

1. Project construction schedule

Table 1 Construction schedule of township sewage treatment project

Project schedule	Deadline
Complete the preliminary design
Complete the design of construction drawings
Complete the examination of construction drawings
Scheduled start date
Scheduled final completion date
Scheduled start date of trial operation
Scheduled completion acceptance date
Scheduled date to start commercial operation

Table 2 Construction schedule of rural sewage treatment project

Project schedule	Deadline
Complete the preliminary design
Complete the design of construction drawings
Complete the examination of construction drawings
Scheduled start date
Scheduled final completion date
Scheduled start date of trial operation
Scheduled completion acceptance date
Scheduled date to start commercial operation

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Table 3 Construction schedule of domestic garbage removal and transportation project

Project schedule	Deadline
Complete the preliminary design
Complete the design of construction drawings
Complete the examination of construction drawings
Scheduled start date
Scheduled final completion date
Scheduled start date of trial operation
Scheduled completion acceptance date
Scheduled date to start commercial operation

Table 4 Construction schedule of domestic garbage comprehensive reduction collection station project

Project schedule	Deadline
Complete the preliminary design
Complete the design of construction drawings
Complete the examination of construction drawings
Scheduled start date
Scheduled final completion date
Scheduled start date of trial operation
Scheduled completion acceptance date
Scheduled date to start commercial operation

2. Project engineering design scheme (including optimization scheme)

(a) Overall design description

(b) Key technical and economic indicators

(c) Description of the process route

(d) Cost of the project

(e) Design quotation and construction period

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3. Construction organization plan of project project

(a) Organizational structure

(b) Preparation for construction

(c) Temporary works and facilities

(d) On-site recovery

(e) Safe construction, sanitary and epidemic prevention measures

(f) The duration of the project

4. Commissioning and operation scheme of project project

(a) Debugging of the organization

(b) Commissioning schedule

(c) Debugging steps

(d) Debugging methods for major equipment

(e) System acceptance

5. Project operation plan

(a) Maintain the management structure and staffing arrangements

(b) Maintenance of the operation manual

(c) Instrument management

(d) Statement system

(e) Testing

(f) Management of spare parts

(g) Environmental protection

6. Emergency plan

(a) Emergency identification

(b) Measures taken

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7. Project handover programme

Specific reference to Article 21.

Note: [ ] The technical scheme is described in the tender documents submitted in accordance with the procurement requirements of this project. Party B shall carefully investigate and supplement the technical plan in writing according to the requirements of Party A. The project design plan, construction organization plan, operation management plan, procurement and equipment, item plan and schedule date, construction, operation and maintenance plan, transfer plan, basic data of technical scheme and all the contents of technical scheme contained in the bid document, subject to the examination and approval of Party A, will be published separately as part of Annex 6 to this contract. It has the same legal effect as this contract.

Among them, if the contents of the technical scheme and supplementary documents stated in the bid documents are in conflict with this contract, this agreement shall prevail; if there is a conflict between the technical scheme stated in the tender documents and the supplementary documents, the supplementary documents shall prevail; If there is a conflict between the supplementary documents at the top and the supplementary documents at the bottom of the arrangement, the latter shall prevail.

Annex7 List of Initial Shareholders of Party B

[Shanghai Onway Environmental Development Co., Limited ], accounting for 55% of the registered capital of Party B;

[Guangzhou Ruiyi Environmental Protection Technology Co., Ltd.], accounting for 20% of the registered capital of Party B.

[Guangdong Xifu Environmental Protection Technology Co., Ltd.], accounting for 4% of the registered capital of Party B

[Guangdong Xinzhen Construction Engineering Co., Ltd.], accounting for 1% of the registered capital of Party B

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Annex 8 Insurance

1 Insurance during construction

Party B shall take out and maintain the insurance of the following types of insurance at its own expense throughout the construction period. However, if such insurance cannot be obtained from the insurance company specified in Article 14 (2) of the project contract, or if such insurance cannot be obtained under reasonable commercial conditions, Party B shall not be obliged to obtain such insurance, and Party A shall not take out such insurance for Party B. except as provided above, Party B shall not relieve or restrict Party B's obligations under the same item.

a) All risks of construction and installation works

Scope of responsibility: During the construction, installation, operational testing and commissioning of the project facilities and during the following twelve (12) months, all general and usual insurable risks for the loss or damage of works, temporary works, materials and other items to be included in the project facilities. (including, but not limited to, fires, lightning, explosions, rainstorms, storms, typhoons, floods, floods, collapses, landslides, earthquakes, other accident losses, riots, strikes, civil strife, vandalism, design defects, craft defects and material defects).

Insured amount: The full replacement price of the project (but not less than the value of the construction contract).

Insurance period: From the date of construction to the date of commercial operation and twelve (12) months thereafter.

Insured party: party B, construction contractor, subcontractor, supplier, consultant (site risk only), Party A or other party selected by Party B (provided that the other party has or may obtain an insurable interest under this insurance).

b) Third party liability insurance

Scope of liability: Insurance for legal liability for personal injury or property loss of a third party arising from the implementation of the project and related to the performance of the construction contract (but excluding third party automobile insurance) within the territory of the people's Republic of China.

Insurance amount: the insurance limit for each accident is RMB 200,000, and the number of insured accidents is not limited;

Insurance period: from the date of construction to the date of commercial operation and twelve (12) months thereafter.

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Insured party: party B, construction contractor, supplier and consultant (site risk only), Party A or other party selected by Party B (provided that the other party has or may obtain an insurable interest under this insurance).

c) Other types of insurance

Other insurance that is usual, reasonable or necessary to comply with the requirements of the lender and Chinese laws and regulations.

2 Insurance during operation

Party B shall take out insurance at its own expense on or before the start date of the trial operation and maintain the following types of insurance throughout the operation period. However, if such insurance cannot be obtained from the insurance company specified in Article 14.2 of this project contract, or if such insurance cannot be obtained under reasonable commercial conditions, Party B shall not be obliged to obtain such insurance, and Party A shall not take out such insurance for Party B. except as provided above, Party B shall not relieve or restrict Party B's obligations under this project contract.

a) Insurance for all properties

Scope of responsibility: all and usual insurable risks for all loss or damage of buildings, structures, factories, equipment, machinery, chemicals, and / or immovable property that form part of the project facilities and are located on the project site. (including but not limited to fire, lightning, explosion, spontaneous combustion, storm, rainstorm, typhoon, flood, flood, riot, strike, vandalism, impact, earthquake, settlement and collapse).

Insured amount: the total replacement value of the project facilities.

Insurance period: in years, can be extended.

Insured party: Party B, operation and maintenance contractor, Party A, Party A or other party selected by Party B(provided that the other party has or may acquire an insurable interest under this insurance).

b) Third party liability insurance

Scope of liability: Legal liability for personal injury or property loss or damage to a third party caused by the operation and maintenance of project facilities.

Insurance amount: the insurance limit for each accident is RMB 200,000, and there is no limit on the number of accidents.

Insurance period: in years, can be extended.

Insured party: Party B, operation and maintenance contractor, Party A, Party A or other party selected by Party B.

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c) Other insurance types

Other insurance that is usual, reasonable or necessary to comply with the requirements of the lender or the laws and regulations of China.

3 Joint insurance and compensation.

Party A shall be the insured under all the insurance items properly indicated in this attachment. Party B shall urge the insurer to waive any and all rights of subrogation against Party A that it may own or acquire under all the insurance specified in this Annex 8.

4 Insurers and insurance documents

Party B shall maintain fully effective insurance at an insurer approved to conduct insurance business in the people's Republic of China with good reputation and with the consent of Party A, certifying that Party B has obtained the insurance policy in accordance with Party A's request, and provide Party A with a copy of this insurance policy and proof of premium paid. As soon as Party B receives the renewal certificate and insurance approval certificate, it shall be submitted to Party A in time.

5 Failure to obtain and maintain insurance

If Party B fails to obtain or refuse to obtain the above-mentioned general and customary insurance or fails to provide Party A with copies of the insurance policy, premium payment certificate, renewal certificate and insurance approval certificate mentioned in Section 4 above, then Party A shall have the right to take out such insurance at Party B's expense. In this case, at the request of Party A, Party B shall promptly pay Party A the amount it pays for the purchase of this kind of insurance. Party B's failure to obtain or refuse to obtain the above insurance shall not relieve or limit any of its obligations and liabilities under this contract.

6 Notice of claim and assistance

Party B and Party A shall abide by the terms and conditions of the insurance policy applicable to them, and shall follow the claims management procedures established with the insurer. The claims management procedure shall comply with the reasonable and commonly used terms of similar projects. In preparing the documents and negotiating the claim, each party agreed to provide reasonable assistance to the other. When any claim under any insurance policy in this Annex 8 may exceed RMB 200,000, Party B shall notify Party A and from time to time provide Party A with any information on the claim under the related insurance policy as it reasonably requires.

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7 Repair and claim payment

The claims available to Party B under all risks, property risks and machine damage insurance shall be used to recover and repair the loss or damage of the insured property. The claim money obtained under the insurance of delayed completion or business interruption shall be applied to the repayment of the loan and Party B's prescribed regular expenses. Compensation for third party liability insurance shall be paid to the individual entitled to compensation. Without the written consent of Party A (Party A shall not unreasonably refuse to agree), Party B and the insurer shall not reach a compromise on any claim exceeding two hundred thousand (200,000) RMB.

Party A acknowledges that its delay in agreeing to the above compromise may cause delay or interruption of the project, and such delay or interruption may adversely affect delayed completion and business interruption insurance, and Party A undertakes to give any such consent as soon as possible.

8 Notify Party A

For all insurance insured under this Annex 8, Party B shall cause the insurer to notify Party A at least thirty (30) days before such cancellation, termination, expiration or termination and / or any significant change in the scope of liability or any reduction in the amount of insurance, or any reduction in the limit of liability.

Annex 9 Approval, Registration and Verification Required by Party B

Party B shall obtain all licenses, permits, approvals and registrations required by applicable law, mainly including but not limited to, the following items:

1. Approval required for the establishment and operation of Party B

1.1 Application for the establishment of Party B

After receiving the notice of winning the bid, the selected investor shall apply to the relevant departments for the establishment of Party B. If approved, an approval certificate will be issued.

1.2 Pre-registration of Party B's name

The name of Party B shall be registered in advance before the approval of the establishment of Party B. Upon receipt of confirmation as the selected investor.

After the notice, you can apply to the relevant departments for the pre-registration of Party B's name and get the enterprise name registration certificate.

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1.3 Business registration and business license, tax registration certificate, organization code certificate

The winning bidder shall obtain the business license, tax registration certificate and organization code certificate from the administrative department where the project is located.

1.4 Financial registration

Party B shall apply for financial registration with the local financial authorities within 30 days after the issuance of the business license.
The above shall be completed by the winning bidder or Party B before the entry into force of this project contract.

2. On the approval and registration of project financing

If Party B takes the project charging right as the pledge, Party A shall be notified.

3. The procedures for the establishment of the project and the application and approval required during the construction period shall be completed by Party B in accordance with the provisions of the state, province and city, and the time shall be included in the construction period. Party A shall, within the scope of its duties, assist Party B to coordinate and complete the procedures of project establishment, construction and approval as soon as possible.

4. Approval required for the project to be put into commercial operation

4.1 Acceptance of environmental protection facilities

During the commissioning phase of the project, Party B shall promptly submit an application for the completion and acceptance of the environmental protection facilities of the project to Party A. Except for special circumstances, Party A shall organize acceptance within 15 working days of Party B's application.

4.2 Completion acceptance

Before the final completion of the project, Party B shall submit an application for completion acceptance to Party A and relevant departments. Except for special circumstances, Party A shall organize the completion acceptance within 15 working days of Party B's application, and Party A shall pass the acceptance.

4.3 Party B shall apply to the environmental protection department for a pollutant discharge permit and a certificate of qualification for the operation of environmental protection facilities.

5. Other licenses, permits, approvals, registrations and legal procedures for engineering construction that should be obtained under the applicable law, including, but not limited to, environmental assessment, soil and water conservation programmes, seismic safety assessment, construction, water conservancy, garbage and other related documents dealing with process changes.

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Annex 10 Format of Performance Guarantee

Since:

(Name, organization and address)

Date:

To: Party A or its designated agency

Address:

Postal code:

In view of 【 】[Party B's name and address] ("Party B") has undertaken to invest, build, manage, operate, maintain and hand over the whole PPP project of domestic garbage and sewage treatment infrastructure in villages and towns in Wujiang District according to the project contract signed on the day of ():

In view of the agreement of both parties in the project contract, Party B shall submit to Party A or its designated institution a guarantee issued by an approved bank / financial institution for the first time on demand, with the amount stated in the guarantee letter to ensure Party B's performance of Party B's obligations relating to project design and construction under the project contract.

Since we have agreed to issue the above guarantee to Party A or its designated agency.

We hereby confirm that we are responsible to Party A as guarantor and on behalf of Party B. The total amount of guarantee is RMB3 million. We undertake that within [five (5) business days] after receiving the first written request from Party A or its designated agency, we will immediately pay any one or more of the above amounts to Party A or its designated agency.

We also agree that the terms of this guarantee constitute an unconditional and irrevocable direct liability of the Bank. Any changes or additions or any other modifications that may be made between Party A and Party B to the terms of the project contract or any other documents shall in no way relieve us of our liability under this guarantee, we hereby waive the requirement to inform such changes, supplements or modifications.

The performance guarantee of this project shall be valid for the whole period from the effective date of the project contract (such as the date defined in the project contract) to the termination in accordance with Article 12.1 (2) of the item contract. [This letter of guarantee is valid from the day of the year to the day of the year.

This letter of guarantee shall be subject to and construed in accordance with Chinese law.

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All terms used in this guarantee have the meaning specified in the project contract (we confirm that we have received a copy of the project contract).

Seal of bank / financial institution:

Name of bank / financial institution:

Signature:

Name:

Title:

Date:

Annex 11 Format of Maintenance Guarantee

Since:

(Name, organization and address)

Date:

To: Party A or its designated agency

Address:

Postal code:

In view of [           ] [Party B's name and address] ("Party B") has promised to invest, manage, operate, maintain and hand over the PPP project according to the project contract signed from the date (YY-MM-DD) in Wujiang District, the whole area of domestic garbage and sewage treatment infrastructure in Wujiang District, and in view of the fact that both parties have agreed in the project contract. Party B shall submit to Party A or its designated institution a guarantee issued by an approved bank / financial institution for the first time on demand, with the amount stated in the guarantee letter, to ensure that Party B performs the guarantee obligations of the project operation, maintenance, transfer and guarantee period under the project contract.

Since we have agreed to issue the above guarantee to Party A or its designated agency.

We hereby confirm that the amount of the maintenance guarantee is RMB3 million.

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We undertake that within five (5) business days after receiving the first written request from Party A or its designated agency, we will pay any one or more of the above amount to Party A or its designated agency without unconditional conditions, and Party A or its designated authority is not required to certify or state the reasons or reasons for the request for payment.

We hereby waive the requirement that Party A or its designated agency make a payment request to Party B before making a payment request to us.

We also agree that the terms of this guarantee constitute an unconditional and irrevocable direct liability of the Bank. Any change or supplement or any other modification that may be made between Party A and Party B to the terms of the project contract or any other documents shall in no way absolve us from our liability under this guarantee. We hereby waive the requirement to give notice of such changes, supplements or modifications.

The period of validity of the project maintenance guarantee shall cover the whole period from the date of termination of the performance guarantee to the expiration of 12 months after the date of transfer. This letter of guarantee is valid from the day (YY-MM-DD) to the date (YY-MM-DD). On the due date, the maintenance guarantee shall be discharged by Party A or its designated authority after all payments required by this guarantee before the due date have been paid.

If we fail to issue a replacement maintenance guarantee to Party A or its designated agency before the end of thirty (30) days prior to the expiration of this guarantee, or if Party B does not fully comply with its obligation to resume the maintenance guarantee, Party A or its designated authority shall have the right to require the Bank to pay the full amount remaining in this guarantee in accordance with this guarantee.

This letter of guarantee shall be subject to and construed in accordance with Chinese law.

All terms used in this guarantee have the meaning specified in the project contract (we confirm that a copy of the project contract has been received).

Seal of bank / financial institution

Name of bank / financial institution:

Signature:

Name:

Title:

Date:

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Annex 12 Termination of Compensation

Item	Amount of compensation paid by Party A
1	A+(BxRl)/4+(CxR2)/4
2	A+(BxRl)+(CxR2)+D+E
3	A+(BxRl)/2+(CxR2)/2+E/2

In this Annex, the letters A, B, C, D and E are used to indicate that this contract shall be terminated as different components of the total amount of termination compensation paid by Party A (hereinafter referred to as the compensation factor) at the time of termination of this contract under the different circumstances mentioned in Article 20.5 of this contract. These letters represent the following amounts:

A = The balance of outstanding medium-and long-term loans payable to the lender in accordance with the debt repayment plan under the financing document, including all outstanding principal under the debt service plan plus accumulated interest (including interest applicable to the default period), as well as fines, charges, costs and fees payable to the lender at the date of termination of this contract.

B = The amount of equity investment invested by Party B's shareholders at the completed project facilities.

C = Any increase in share capital invested by Party B's shareholders for the remedy of force majeure events, plus any other capital increase approved by Party A.

D = 50% of the present value of the "net expected profit" during the remaining period of the project cooperation period of this contract, and the discount rate shall be the medium-and long-term loan benchmark interest rate of the Bank of China in the year of termination plus one percentage point (that is, plus 1%). "net expected profit" refers to the annual average value of the actual net profit of Party B in the previous 5 years terminated in accordance with Article 20.2 of this contract during the project cooperation period. If the average value is lower than the annual profit amount calculated by the product of the actual invested equity investment and the set profit margin, or if there are no 5 financial years before the termination, the annual profit amount calculated by the product of Party B's actual invested equity investment and the set profit margin shall prevail.

The above set profit margin is the Bank of China's medium-and long-term lending benchmark interest rate in the year of termination plus two percentage points (2%).

E = The actual expenses incurred by Party B as a result of the termination on the date of termination.

R1 = The ratio of the remaining term of the project cooperation period (numerator) at the time of termination to the remaining period of the project cooperation period (denominator) when the equity investment is completed.

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R2=The ratio of the remaining period of the project cooperation period (numerator) at the time of termination to the remaining period of the project cooperation period (denominator) after the completion of the equity increase.

The calculation of each compensation factor shall be audited by a qualified accounting firm jointly accepted by Party A, Party B and the lender (if involved), and the fees incurred in such audits shall be borne by Party A, Party B and the lender (if involved) equally. If there is a dispute, the dispute settlement Article of this contract shall apply (Article 22).

When this contract is terminated during the construction of the project facilities, the compensation for the investment in the facilities under construction shall also be calculated according to the formula in the above table. The completed amount of investment in construction shall be determined by special audit procedures in accordance with the relevant provisions of the state, and A shall be equal to the completed amount of investment in construction, in which the ratio of A to the completed investment of facilities under construction shall not be higher than the proportion of bank loans in this stage of investment as stipulated in this contract.

Annex 13 Sewage Treatment and Safe Disposal

[provided by social capital party, separate volume]

In accordance with the requirements of the bidding documents of this project, the scheme of sewage treatment and safe disposal is expounded in the submitted bidding documents, and the sewage treatment and safe disposal shall be further supplemented in writing according to the requirements of Party A. The sewage treatment and safe disposal plans contained in the tender documents, as well as all clarifications and supplementary documents relating to sewage treatment and safe disposal schemes, and subject to the examination and approval of Party A, will be published separately as Annex 13 to this contract, which has the same legal effect as this contract.

Among them, if the contents of the sewage treatment and safety disposal plans and supplementary documents stated in the bidding documents conflict with this contract, this contract shall prevail; if there is any conflict between the sewage treatment and safety disposal schemes and the supplementary documents stated in the bidding documents, the supplementary documents shall prevail; if there is a conflict between the supplementary documents at the front and the supplementary documents at the bottom of the arrangement, the latter shall prevail.

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Annex 14 Project finance and financing programme

[provided by social capital party, separate volume]

The financing and financial plans are described in the bidding documents submitted in accordance with the requirements of the bidding documents of the project, and shall be further supplemented in writing according to the requirements of Party A. The financing and financial plans contained in the tender documents, as well as all clarifications and supplementary documents relating to financing and financial plans, and subject to the examination and approval of Party A, will be published separately as Annex 14 to this contract, which has the same legal effect as this contract.

Among them, if the contents of the financing and financial plans and supplementary documents stated in the bid documents conflict with this contract, this contract shall prevail; If there is any conflict between the financing and financial plans set forth in the tender documents and the contents of the supplementary documents, the supplementary documents shall prevail; If there is a conflict between the supplementary documents at the front and the supplementary documents at the bottom of the arrangement, the latter shall prevail.

Annex 15 Format of Financial Statements of Party B

Party B shall handle its business and affairs seriously and effectively in accordance with applicable laws and reasonable international financial and commercial standards and practices, and shall prepare and submit to Party A the following financial statements that fully reflect all aspects of its operation:

(1) Audited annual financial statements prepared in accordance with the Accounting Law of the people's Republic of China and other applicable laws of the State, including balance sheets, income statements and cash flow statements, and audited by qualified independent auditors.

(2) The quarterly statement of Party B's cash income and expenditure; and.

(3) Such other information about the financial situation of Party B which Party A may reasonably require from time to time to supervise Party B's compliance with applicable laws and this contract.

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Annex 16 Punishment Measures for Breach of Contract

I.	If the effluent quality is not up to standard according to Article 9.7.2 of this project contract:

Party A will collect liquidated damages within its range of 15-25% according to the amount of fine collected by the environmental protection department, and the amount of body proportion will be selected by Party A according to the actual situation of exceeding the standard, and Party B shall have no objection.

II. Punishment measures that have not been dealt with in time.

a)	Except for force majeure and breach of contract of the domestic garbage supplier, Party B cannot normally receive domestic garbage due to any reason (such as financial problems, management problems, poor maintenance of all facilities and equipment at the comprehensive reduction collection station, etc.), Party B must receive domestic garbage in the temporary dumping area within 2 hours and be responsible for clearing and transporting all the domestic garbage temporarily piled up within 48 hours. If Party B fails to clear all the domestic garbage temporarily stacked within 150 hours, the monthly settlement shall be exempted from the temporary garbage disposal charge and the same amount of disposal charge shall be deducted as liquidated damages, in addition, it shall also be punished by the environmental protection department in accordance with the relevant regulations.
b)	Except for force majeure and breach of contract by the construction waste supplier, Party B cannot normally receive construction wastes due to any reason (such as financial problems, management problems, poor maintenance at all facilities and equipment in the construction waste receiving site, blocked roads, dams and slopes that cannot guarantee stability and safety under any weather conditions, etc.), Party B shall receive construction waste in the temporary dumping area of construction waste within 24 hours (from the time when the first car is refused to enter the site) and be responsible for the removal of all construction waste temporarily piled up within 48 hours. If Party B fails to clear all the construction waste temporarily stacked within 150 hours, the temporary construction waste disposal charge must be exempted and the same amount of disposal charge shall be deducted as liquidated damages at the time of settlement in the current month, in addition, it shall also be punished by the environmental protection department in accordance with the relevant regulations.
c)	Except for force majeure and breach of contract by the supplier of domestic garbage and construction waste, Party B shall be deemed to have breached the contract if it fails to receive domestic garbage and construction waste for more than 96 hours due to Party B's failure (counting from the reporting time when the first car is refused entry). Party A shall have the right to require Party B to bear all the expenses incurred by the comprehensive reduction collection station and construction waste receiving site during the period when the domestic garbage and construction waste cannot be received normally.
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III. Punishment measures for insufficient actual reception

1. In accordance with Article 1.8 (1) of Chapter 1 of Annex 20 to this contract, the liquidated damages shall be paid if the actual amount received is insufficient:

Breach of contract penalty for insufficient actual reception = disposal charge for insufficient garbage capacity.

2. In accordance with Article 1.8 (2) of Chapter 1 of Annex 20 to this contract, the liquidated damages shall be paid if the actual amount received is insufficient:

Breach of contract penalty for insufficient actual reception = disposal charge for insufficient garbage volume x2 (times).

IV. Punishment measures for substandard cleaning at the center of towns

According to the amount of fine collected by the environmental protection department, Party A will collect liquidated damages within the range of 15% to 25%.

The quota will be selected by Party A according to the actual cleaning situation, and Party B shall have no objection.

V. Punishment measures for substandard cleaning at villages

Same as the item 4.

VI. Punishment measures for substandard treatment quality of domestic garbage comprehensive reduction collection station

Same as the item 4.

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Annex 17 Performance Appraisal Methods and Standards

I. Methods and standards for performance evaluation of sub-projects of township sewage treatment facilities.

Assessment Score Table of Sewage Treatment at Villages and Towns

Check items	Check method	Contents of management standard	Score	Scoring standard	Scoring results
Urban sewage treatment facilities （40 points）	On-the-spot inspection and survey	Formulate operation procedures, define the scope and procedures of process parameters and process adjustment, as well as accident emergency and emergency handling for each each process section	6	There is no score for this item without established operating rules; Deduct 1 point at a time when the procedures are not standard and incomplete, and the total score is 6 points.
		There are daily supervisory testing data and third-party monitoring reports of environmental protection departments at all levels, including, but not limited to, (C0D, ammonia nitrogen, PH, BOD, SS, total phosphorus, total nitrogen, fecal coliform bacteria).	6	Deduct 1 point at a time when there is no daily supervisory testing data or third-party monitoring reports from environmental protection departments at all levels. Deduct 2 points at a time when the monitoring data exceed the standard. The total score is 6 points.

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The outlet flow and the concentration of COD, ammonia nitrogen and PH automatically monitored online in the plant should be connected with the local environmental protection department and checked by the validity of the data	6	Deduct 1 point at a time when the outlet flow and COD, ammonia nitrogen and PH concentration data of automatic on-line monitoring at the plant are not connected with the local environmental protection department, and deduct 1 point at a time when the phenomenon of exceeding the standard has been verifie. The total score is 6 points.
The appearance of the buildings and structures in the factory area is intact and there are no pollutants; The operation of all the equipment is normal and there are no accidents	6	Deduct 0.5-4 point at a time when it does not meet the requirements. The total score is 6.
Full-time process operation managers and equipment managers are staffed and managers and professional and technical personnel have corresponding training certificates or technical titles	6	Deduct 0.5-1 point at a time when it does not meet the standard. The total score will be 6 points
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Check items	Check method	Contents of management standard	Score	Scoring standard	Scoring results
		Not less than 80% of the sewage in the service area of the sewage treatment facility is collected and treated	5	No point is deducted when the cumulative load rate of facilities in half a year is more than 80%. When the cumulative load rate of facilities in half a year is less than 80%, the score is 5X (half-year cumulative load / 80%), in which the cumulative load rate of facilities in half a year = the actual sewage treatment capacity in half a year / the designed sewage treatment capacity in half a year.
		Daily work log, production record, inspection record and report, daily monitoring data related to sewage detection and treatment, operation data, operation account information of all kinds of equipment and facilities, etc., keep good and meet the requirements of relevant specifications	5	Deduct 0.5-1 point for each missing item with a total score of 5
Separate maintenance of pipe network facilities (30 points)	On-the-spot inspection and survey	Regular cleaning and dredging of pipes and canals are carried out and recorded for filing, and the cleaning and dredging frequency is increased in the non-rainy season, so as to avoid waterlogging on the road caused by the blockage of sewage pipes.	5	Deduct 1 point at a time when more spills or dirt are found in the daily assessment. The total score will be 5 points
		The deposits is cleaned up to keep the pipes and ditches flowing smoothly	5	Deduct 1 point at a time when the phenomenon of blocking the sewage flooding road occurs. The total score is 5 points

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Effective and perfect sewage collection is carried out to ensure the effect of sewage collection	5	Deduct 1 point at a time when the collection is not effective and perfect. The total score will be 5 points
Annual operation plan and monthly operation plan is formulated for dredging	5	Deduct 1 point at a time when there is no homework plan. The total score will be 5 points
The account and report of the dredging operation is drawn up and implemented in the operation	5	Deduct 1 point at a time when there is no ledger or statement and deduct 1 point at a time when the operation is not implemented. The total score will be 5 points
The responsibility system of safety production in underground operation is established and implemented in the operation	5	Deduct 1 point for no production safety responsibility system and deduct 2 points at a time when it is not well implemented. The total score 5 points
89

Check items	Check method	Contents of management standard	Score	Scoring standard	Scoring results
Safety in production. (15 points)	On-the-spot inspection (sampling) and survey	Employees are regularly educated on production safety and the responsibility system and relevant safety measures are implemented.	3	Deduct 1 point at a time when it is not implemented in accordance with the requirements. The total score will be 3 points.
		Safety facilities and safety standards should be complete.	3	Deduct 1 point at a time when it is not complete and unreasonable. The total score will be 3 points.
		Facilities, equipment, pressure pipes, etc., should be qualified for inspection.	4	Deduct 2 points at a time when there is no qualified mark. The total score will be 4 points.
		If a production safety accident occurs, it shall be reported within 24 hours; there are emergency plans and environmental protection requirements shall be passed.	5	Deduct 5 points at a time when a safety accident is not reported within the specified time with a total score of 5 points.
Public supervision and management. (15 points)	On-the-spot inspection and survey	There is no scientific and correct exposure of the news media.	3	Deduct 1 point for each time. The total score is 3 points.
		There is no problem of naming, criticizing or supervising by the main leaders of the district.	6	Deduct 2 points for each time with a total score of 6 points.
		The complaints forwarded by the relevant government departments must be settled within the prescribed time limit	6	Deduct 2 points at a time when you fail to finish on time. The total score will be 6 points.

Description: 1. For the above evaluation content, irregular inspection (accounting for 40%) and regular inspection (accounting for 60%) of the Housing and Construction Bureau shall be combined, evidences of deduction content (such as pictures) signed by the authorized person of Party B shall be provided in each inspection to confirm the score of the current inspection, and the weighted average calculated by the proportion of irregular and regular reviews is divided into the actual monthly score.

2. The total score is 100 points, and points will be deducted according to the above table if it does not meet the requirements.

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II. Methods and Standards for Performance Evaluation of Sub-Projects of Rural Sewage Treatment Facilities

Assessment Score Table of Rural Sewage Treatment

Check items	Check method	Contents of management standard	Score	Scoring standard	Scoring results
Rural sewage treatment facilities (40 points)	On-the-spot inspection and survey	The weeds, pests and plant residues in the constructed wetland are cleaned every summer and winter to harvest and change the stubble of the plants in the constructed wetland. Wetland plants need to maintain appropriate coverage and pay attention to plant harvesting or replanting when necessary. Harvested plants should be properly disposed of to prevent secondary pollution.	7	Deduct 0.5 points for obvious brick stones and mound soil in constructed wetlands, deduct 0.5 points for weeds on constructed wetlands, deduct 1 point for obvious symptoms of diseases and insect pests, deduct 0.5 points for regular plant harvesting and stubble change in artificial wet land, and deduct 1 point for harvested wetland plants without proper disposal with a total score of 7 points.
		The anaerobic tank is desilted once a year to prevent sewage deposition and replace the anaerobic tank packing every 5 years.	7	Deduct 1 point for each place when there is no regular cleaning of the catchment well and deduct 2 points for the phenomenon of blocking the pump burning pump; The total score is 7 points.
		There are daily supervisory testing data and third-party monitoring reports of environmental protection departments at all levels, including (COD, ammonia nitrogen, PH, BOD, SS, total phosphorus).	7	Deduct 1 point at a time when there is no daily supervisory testing data or third-party monitoring reports from environmental protection departments at all levels and deduct 2 points at a time when the monitoring data exceed the standard. The total score will be 7 points.
		Daily work log, production record, inspection record and report, daily monitoring data related to sewage detection and treatment, operation data, operation account information of all kinds of equipment and facilities, etc., keep good and meet the requirements of relevant specifications.	7	Deduct 0.5-1 point for each missing item with a total score of 7 points.
		The appearance of the buildings and structures in the station is good, and there are no pollutants; the equipment is in normal operation and there are no accidents.	6	Deduct 0.5-4 point at a time when it does not meet the requirements with a total score of 6 points.

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Check items	Check method	Contents of management standard	Score	Scoring standard	Scoring results
		Equipped with full-time process operation managers and maintenance personnel with corresponding training certificates or technical titles.	6	Deduct 0.5-1 point at a time when it does not meet the standard with a total score of 6.
Separate maintenance of pipe network facilities (30 points)	On-the-spot inspection and survey	Regular cleaning and dredging of pipes and canals are carried out and recorded for filing, and the cleaning and dredging frequency is increased in the non-rainy season, so as to avoid waterlogging on the road caused by the blockage of sewage pipes.	5	Deduct 1 point at a time when more spills or dirt are found in the daily assessment with the total score of 5 points.
		Clean up the deposits to keep the pipes and ditches flowing smoothly.	5	Deduct 1 point at a time when the phenomenon of blocking the sewage flooding road occurs with the total score of 5 points.
		Effective and perfect sewage collection to ensure the effect of sewage collection.	5	Deduct 1 point at a time when the collection is not effective and perfect with the total score of 5 points.
		Formulate annual operation plan and monthly operation plan for dredging.	5	Deduct 1 point at a time when there is no homework plan with the total score of 5 points.
		Draw up the account and report of the dredging operation and implement it in the operation.	5	Deduct 1 point at a time when there is no ledger or statement and Deduct 1 point at a time when the operation is not implemented. The total score will be 5 points.

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		Establish the responsibility system of safety production in underground operation and implement it in the operation.	5	Deduct 1 point for no production safety responsibility system and deduct 2 points at a time when it is not well implemented. The total score is 5 points.
Safety in production. (15 points)	On-the-spot inspection and survey	Regularly educate employees on production safety, implement the responsibility system and relevant safety measures.	3	Deduct 1 point at a time when it is not implemented in accordance with the requirements. The total score is 3 points.
		Safety facilities and safety standards should be complete.	3	Deduct 1 point at a time when it is not complete and unreasonable. The total score is 3 points.
		Facilities, equipment, pressure pipes, etc., should be qualified for inspection.	4	Deduct 2 points at a time when there is no qualified mark. The total score is 4 points.
		If a production safety accident occurs, it shall be reported within 24 hours; there are emergency plans and environmental protection requirements shall be passed.	5	Deduct 5 points at a time when a safety accident is not reported within the specified time with a total score of 5 points.
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Check items	Check method	Contents of management standard	Score	Scoring standard	Scoring results
Public supervision and management. (15 points)	On-the-spot inspection and survey. Check	There is no scientific and correct exposure of the news media.	3	Deduct 1 point for each time. The total score is 3 points.
		There is no problem of naming, criticizing or supervising by the main leaders of the district.	6	Deduct 2 points for each time with a total of 6 points
		The complaints forwarded by the relevant government departments must be settled within the prescribed time limit.	6	Deduct 2 point at a time when you fail to finish on time. The total score is 6 points.

Note: 1. For the above evaluation content, irregular inspection (accounting for 40%) and regular inspection (60%) of the Housing and Construction Bureau shall be combined, the evidence of deduction content (such as pictures) signed by the authorized person of Party B shall be provided in each inspection to confirm the score of the current inspection, and the weighted average calculated by the proportion of irregular and regular inspection is divided into the actual score of each month.

2. The total score is 100 points, and points will be deducted according to the above table if it does not meet the requirements.

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III. Methods and Standards for Performance Evaluation of Domestic Garbage Removal Sub-projects

Assessment Score Tableof Domestic Garbage Removal Sub-Project

Check items	Check method	Contents of management standard	Score	Scoring standard	Scoring results
Garbage transfer (30 points)	On-site inspection (sampling)	The collection and transportation vehicle has complete formalities, good condition, clean appearance and complete marks.	6	Deduct 0.5 point at a time when the procedures for collecting and transporting vehicles are incomplete, the condition of the vehicles is not good, the appearance is not clean, and the marks are incomplete or none
		Good sealing (covering) in the process of collection and transportation, without garbage scattering and sewage leakage.	6	Deduct 0.5 point at a time when seal or cover contaminated roads are not sealed or covered or some objects are suspended outside the carriage
		Timely collection and transfer of domestic garbage in accordance with the time limit.	8	Deduct 1 point at a time when it fails to collect and transfer domestic garbage in time as required
		Strictly abide by the service time, all kinds of supporting items are complete.	4	Deduct 0.5 point at a time when no one is on duty during the service hours and there is a lack of cleaning supplies
		The facilities and equipment at the collection point and transfer station are hygienic and tidy, no damage, no sewage cross-flow, no obvious smell.	6	Deduct 1 point at a time when the sanitation in the collection point and transfer station is unclean, damaged, seeped, overflowed and has obvious smell

 95

Cleaning at villages and towns (20 points)	On-site inspection (sampling)	Finish the road sweeping and cleaning work on time.	6	Deduct 0.2 point at a time for each 1000 m2 when the road of sweeping and cleaning has not been completed within the specified time (If it less than 1000 square meters , it shall be counted as 1000 square meters, and the area on different road sections shall not be counted).
		The road is "six without six clean": no waste deposits, no peel, no paper scraps and leaves, no brick sand, no sprinkles, no sewage, no human and animal faeces; clean road surface, clean ditch, clean tree hole, clean manhole cover, clean side stone, clean wall root.	6	Deduct 0.5 point at a time when "six no and six cleaning" standard is not reached
		Cleaning garbage should be collected in a closed manner and uniformly collected and transported to designated places, and shall not be dumped into green belts, pits, rivers, etc., and shall not be burned anywhere.	4	Deduct 0.5 point at a time when garbages are cleaned into green space, Rain water mouth, ditches, etc., or garbages burnt
		Regularly collect rubbish in garbage collection containers such as fruit bins, garbage cans, trolleys, etc.	4	Deduct 0.2 point for overnight storage in garbage collection containers such as fruit bins, garbage cans, trolleys, etc.
Village cleaning (30 points)	On-site inspection (sampling)	Finish cleaning the roads in the village as required, once a day.	15	Deduct 0.5 point at a time when the cleaning is not carried out as required
		Cleaning should achieve "five no five clean": clean road, clean sidewalk, clean wall root, clean greening, clean drainage ditch; no garbage, no dung, no masonry, no weeds, no sewage and dirty water.	10	Deduct 0.5 point at a time when the "five no and five cleaning" standard is not reached
		Cleaning garbage should be collected in a closed manner and uniformly collected and transported to the designated place, and shall not be dumped into green belts, trenches, rivers, etc., or incinerated garbage.	5	Deduct 0.5 point at a time when garbages are cleaned into green space, rain water mouth, ditches, etc., or garbages are burnt

96

Safety in production (15 points)	On-the-spot inspection and survey	Conduct regular safety and birth education for employees, implement the responsibility system and implement relevant safety measures.	4	Deduct 1 point at a time when it is not implemented as required
		Road operators should wear work clothes with reflective signs, and all employees should wear work clothes.	4	Deduct 1 point at a time when you fail to wear overalls to do your homework as required
		The storage of flammable, explosive, highly toxic and other dangerous goods is strictly prohibited.	2	Deduct 2 points at a time when you store flammable, explosive, highly toxic and other dangerous goods
		If a production safety accident occurs, it shall be reported within 24 hours.	5	Deduct 5 points at a time when a safety accident is not reported within the specified time
Public supervision and management. (15 points)	On-the-spot inspection (sampling) and survey	There is no scientific and correct exposure of the news	3	Deduct 1 point for each time
		Important activities and temporary surprise missions held by the government or inspection by leaders should ensure that there is no dirty mess.	4	Deduct 2 points for each time
		There is no problem of naming, criticizing or supervising by the main leaders of the district.	4	Deduct 2 points for each time
		The complaint cases forwarded by the relevant government departments must be dealt with within the prescribed time limit.	4	Deduct 2 points at a time when you fail to finish on time

Description: 1. For the above evaluation content, irregular inspection (accounting for 40%) and regular inspection (60%) of the Housing and Construction Bureau shall be combined, evidence of deduction content (such as pictures) signed by the authorized person of Party B shall be provided in each inspection to confirm the score of the current inspection, and the weighted average calculated by the proportion of irregular and regular inspection is divided into the actual score of each month.

2. The total score is 100 points, and points will be deducted according to the above table if it does not meet the requirements.

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IV. Methods and Standards for Sub-Projects of Comprehensive Reduction of Domestic Garbage Collection and Transportation Stations

Assessment Score Table of Domestic Garbage Comprehensive Reduction Collection Station

Check items	Check method	Contents of management standard	Score	Scoring standard	Scoring results
Operation and management. (55 points)	On-the-spot inspection and survey	The weighing system must be kept running every day (except for normal maintenance).	5	Deduct 1 point at a time when it cannot be used properly
		Garbage inspection measures and can effectively control the entry of hazardous waste and other garbage.	5	Deduct 1 point at a time when an illegal material is found to enter the site
		There are weighing and measuring facilities, complete statistical records, and regularly submit the data for verification in accordance with the regulations.	10	Deduct 1 point at a time when the record is incomplete or the data is not submitted on time
		All the flue gas emission indicators meet the limits.	10	Deduct 2 points at a time when the emission target exceeds the standard.
		The concentrations of ammonia, hydrogen sulfide, methyl mercaptan and odor meet the emission limits set by the standard.	5	Deduct 1 point at a time when the emission target exceeds the standard
		The mechanical equipment is fully equipped according to the requirements of the standard and runs well.	10	Deduct 2 points at a time when the equipment is not working properly
		There are eliminate virus measures (mosquitoes, flies, rats, etc.), the effect is good, and the pharmaceutical bills and accounts are complete.	10	Deduct 2 points at a time when it is not implemented in accordance with the regulations
Standardized management （15）	On-the-spot inspection and survey	Timely, accurate and complete reporting of various statements, reports and information as required by the time limit.	3	Deduct 1 point at a time when the report is not timely and deduct 0.5 point at a time when you fail to report
		The operation and management organization is well established, the management method is standardized, and the post responsibility is sound.	4	Deduct 1 point at a time when it is not standard and incomplete
		The classification and safekeeping of archives and the collection and perfection of materials should be standardized.	3	Deduct 1 point at a time when it is not standard and incomplete
		The intact rate of facilities and equipment should reach 95%.	5	Deduct 0.5 point for every 1% decrease of the intact rate
Safety in production (20 points)	On-the-spot inspection and survey	Regularly educate employees on production safety, implement the responsibility system and implement relevant safety measures.	4	Deduct 1 point at a time when it is not implemented as required
		Operators should wear work clothes with reflective signs, and all employees should wear work clothes.	4	Deduct 1 point at a time when you fail to wear overalls to do your operations as required
98

Check items	Check method	Contents of management standard	Score	Scoring standard	Scoring results
		The storage of flammable, explosive, highly toxic and other dangerous goods is strictly prohibited.	3	Deduct 3 points at a time when storing flammable, explosive, highly toxic and other dangerous goods.
		The safety facilities are well equipped and the system is sound.	4	Deduct 2 points at a time when the safety facilities are not fully equipped and the safety system is not sound.
		If a production safety accident occurs, it shall be reported within 24 hours.	5	Deduct 5 points at a time when a safety accident is not reported within the specified time
Public supervision and management (10 points)	On-the-spot inspection and survey	There is no scientific and correct exposure of the news media.	2	Deduct 2 points for each time
		There is no problem of naming, criticizing or supervising by the main leaders of the district.	4	Deduct 2 points for each time
		The complaints forwarded by the relevant government departments must be disposed of within the prescribed time limit	4	Deduct 2 points at a time when you fail to finish on time
Description: 1. For the above evaluation content, irregular inspection (40%) and regular inspection (60%) of the Housing and Construction Bureau shall be combined, evidence of deduction content (such as pictures) signed by the authorized person of Party B sahll be provided in each inspection to confirm the score of the current inspection, and the weighted average calculated by the proportion of irregular and regular reviews is divided into the actual score of each month.
2. The total score is 100 points, and points will be deducted according to the above table if it does not meet the requirements.

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Annex 18 Project Service Charges, Price Adjustment Formulas and Procedures

1、The annual service charge and operation and maintenance unit price of the project

SN	Item	Usability payment (10,000 yuan / year)	Operation and maintenance unit price	Quantity	Operation and maintenance expenses (10,000 yuan / year)	Subtotal (ten thousand yuan / year)
1	Sewage treatment service charge at villages and towns		Yuan / m3	4300 m3/d
2	Rural sewage treatment service charge		Yuan / m3	4360m3/d
3	Domestic garbage removal service charge		Yuan / m2 year (unit price of operation and maintenance for urban cleaning) Yuan / m2 year (unit price of operation and maintenance for urban cleaning).	149,000 m2
			Yuan / Village year (unit price of operation and maintenance for rural cleaning)	196 pieces
			Yuan/ton Unit price of domestic garbage transfer, operation and maintenance	37t/d
4	Domestic garbage disposal service charge		Yuan/ton	9t/d
Total			/

100

Remarks: Party A shall pay the project service charge to Party B before the 20th day of the next month.

2. Sewage treatment service charge at villages and towns

Sewage treatment service charges in villages and towns are settled on a monthly basis:

(1)	Township sewage treatment service charge = availability payment X operation and maintenance performance evaluation coefficient + township sewage treatment operation and maintenance charge.
(2)	Township sewage treatment operation and maintenance charge = unit price of township sewage treatment operation and maintenance X actual township sewage supply X operation and maintenance performance evaluation coefficient.
(3)	During the first 72 + 24 hours of the trial operation period, the operation and maintenance fees for sewage treatment in villages and towns shall be paid in accordance with 70% of the provisions of Article (2) above. After 72+24 hours, the charge shall be charged in full as stipulated in Article (2) above. After the start of the trial operation, the sewage treatment availability charge shall be charged according to the full amount specified in Article (1) above.
(4)	The index is assessed once every quarter and will not be assessed in the first quarter of the start of operation (payment), and the assessment results in the first quarter will be used as the assessment index for the next quarter. The specific assessment criteria can be found in Annex 17-sewage treatment assessment score table. According to the evaluation score, the value of the performance evaluation coefficient of operation and maintenance is shown in the table below.

Performance appraisal score (W)	Performance appraisal coefficient
More than 90 points (inclusive).	100%
More than 80 (inclusive) less than 90.	[100- ( 90 - W ) X 0.5] %
More than 70 (inclusive) less than 80.	[95 - ( 80-W) X 1.0] %
More than 60 (inclusive) less than 70.	[85 - ( 70 - W ) X 0.3]%
Less than 60 points	70%

3. Rural sewage treatment service charge.

Rural sewage treatment service charges are settled on a monthly basis:

(1)	Rural sewage treatment service charge = availability payment X operation and maintenance performance evaluation coefficient + rural sewage treatment operation and maintenance charge.

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(2)	Rural sewage treatment operation and maintenance charge = unit price of rural sewage treatment operation and maintenance X rural sewage design scale X operation and maintenance performance evaluation coefficient.
(3)	During the first 72 + 24 hours of the trial operation period, the rural sewage treatment operation and maintenance charge shall be paid in accordance with 70% of the provisions of the Article (2) above. After 72+24 hours, the charge shall be charged in full as stipulated in Article (2) above. After the start of the trial operation, the sewage treatment availability charge shall be charged according to the full amount specified in Article (1) above.
(4)	This index is assessed once every quarter and will not be assessed in the first quarter of the start of operation (payment), and the assessment results in the first quarter will be used as the assessment index for the next quarter. The specific assessment criteria can be found in Annex 17-sewage treatment examination score table. According to the evaluation score, the value of the performance evaluation coefficient of operation and maintenance is shown in the table below.
Performance appraisal score (W)	Performance appraisal coefficient
More than 90 points (inclusive).	100%
More than 80 (inclusive) less than 90.	[100- ( 90 - W ) X 0.5]%
More than 70 (inclusive) less than 80.	[95 - ( 80-W) X 1.0]%
More than 60 (inclusive) less than 70.	[85 - ( 70 - W ) X 0.3]%
Less than 60 points	70%

4. Station garbage disposal service charge of domestic garbage comprehensive reduction collection

Garbage disposal service charge of domestic garbage comprehensive reduction collection station is settled on a monthly basis:

(1)	Garbage disposal service charge of domestic garbage comprehensive reduction collection station = garbage disposal availability payment of domestic garbage comprehensive reduction collection station X operation and maintenance performance evaluation coefficient + garbage treatment operation and maintenance charge of domestic garbage comprehensive reduction collection station.
(2)	Garbage disposal operation and maintenance charge of domestic garbage comprehensive reduction collection station = garbage disposal operation and maintenance unit price of domestic garbage comprehensive reduction collection station X month actual garbage supply X operation and maintenance performance evaluation coefficient.

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(3)	During the first 72+24 hours of the trial operation period, the garbage disposal operation and maintenance charge of the domestic garbage comprehensive reduction collection station shall be paid in accordance with 70% of the provisions of Article (2) above. After 72 hours, the charge shall be calculated according to (2) above. After the start of the trial operation, the domestic garbage comprehensive reduction collection station garbage disposal availability charge shall be charged according to the full amount specified in Article (1) above.
(4)	It is assessed once every quarter, and the index is not assessed in the first quarter when it starts operation (payment), and the examination result in the first quarter is used as the assessment index for the next quarter. The specific assessment criteria can be found in Annex 17-the assessment score table of the integrated reduction collection station of domestic garbage. According to the evaluation score, the value of the performance evaluation coefficient of operation and maintenance is shown in the table below.
Performance appraisal score (W)	Performance appraisal coefficient
More than 90 points (inclusive).	100%
More than 80 (inclusive) less than 90.	[100- ( 90 - W ) X 0.5] %
More than 70 (inclusive) less than 80.	[95 - (80-W) X 1.0] %
More than 60 (inclusive) less than 70.	[85 - ( 70 - W ) X 0.3] %
Less than 60 points	70%

5. Domestic garbage removal service charge.

Domestic garbage removal service charge is settled on a monthly basis:

(1)	Domestic garbage removal service charge = domestic garbage removal availability payment X operation and maintenance performance evaluation coefficient + domestic garbage removal operation and maintenance charge.
(2)	Domestic garbage cleaning operation and maintenance charge = (unit price of township cleaning operation and maintenance X township cleaning maintenance area + unit price of rural cleaning operation and maintenance X number of cleaning natural villages + unit price of garbage transfer operation and maintenance X month garbage actual supply) X operation and maintenance performance evaluation coefficient;
(3)	During the first 72 + 24 hours of the trial operation period, the operation and maintenance charge for domestic garbage removal shall be paid in accordance with 70% of the provisions of Article (2) above. After 72 hours, the charge shall be calculated according to (2) above. After the start of the trial operation, the payment for the availability of domestic garbage removal shall be charged in accordance with the full amount specified in the Article (1) above.

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(4)	It is assessed once every quarter, and the index is not assessed in the first quarter when it starts operation (payment), and the examination result in the first quarter is used as the assessment index for the next quarter. The specific assessment criteria can be found in Annex 17-- the assessment score table of the sub-project of domestic garbage cleaning and transportation. The value of the performance evaluation coefficient of operation and maintenance is taken according to the assessment score and the corresponding relationship is shown in the table below.
Performance appraisal score (W)	Performance appraisal coefficient
More than 90 points (inclusive).	100%
More than 80 (inclusive) less than 90.	[100- ( 90 - W ) X 0.5] %
More than 70 (inclusive) less than 80.	[95 - ( 80-W) X 1.0] %
More than 60 (inclusive) less than 70.	[85 - ( 70 - W) X 0.3] %
Less than 60 points	70%

8. Price adjustment procedures and formulas

As the cooperation period of the project is as long as 30 years, the factors related to Party B's operating costs may change greatly during this period. In the project practice, it is necessary to agree on the adjustment period (usually 2 years) and objective adjustment factors (generally electricity price, drug price, labor cost, CPI index, etc.), and adjust according to the price adjustment formula set. The availability payment part is not included in the price adjustment scope of the contract; During the franchise period, the unit price of township sewage treatment operation and maintenance, rural sewage treatment operation and maintenance, urban cleaning operation and maintenance, rural cleaning operation and maintenance, domestic garbage transfer operation and maintenance, and domestic garbage treatment operation and maintenance can be adjusted.

The unit price of township sewage treatment operation and maintenance, rural sewage treatment operation and maintenance, urban cleaning operation and maintenance, rural cleaning operation and maintenance, domestic garbage transfer operation and maintenance and domestic garbage treatment operation and maintenance are adjusted as follows: according to the price adjustment formula, it will be adjusted every 2 years from the commercial operation date, and the first price adjustment will be implemented from the second operating year after the commercial operation camp. Party B shall submit a written application for price adjustment to the relevant government departments according to the price adjustment formula, and the relevant government departments shall organize relevant functional departments and experts to examine and verify the price adjustment within a reasonable time (50 working days or 3 months). After the examination and approval, the financial approval of the district shall be submitted for implementation, and the charge shall be calculated in accordance with the approved price adjustment from the date of Party B's application or the date of the occurrence of price adjustment factors.

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1) Price adjustment formula

The actual unit price Pn of township sewage treatment operation and maintenance, rural sewage treatment operation and maintenance unit price, urban cleaning operation and maintenance unit price, rural cleaning operation and maintenance unit price, domestic garbage transfer operation and maintenance unit price and domestic garbage treatment operation and maintenance unit price at any time is the unit price of township sewage treatment operation and maintenance at that time, rural sewage management and maintenance unit price, The unit price of urban cleaning operation and maintenance, the unit price of rural cleaning operation and maintenance, the unit price of domestic garbage transfer operation and maintenance and the unit price of domestic garbage treatment operation and maintenance shall be multiplied by the price adjustment factor calculated according to the following formula. That is:

Pn=Pn-2 xk

Where:

Pn: Adjusted unit price of township sewage treatment operation and maintenance, rural sewage treatment operation and maintenance unit price, urban cleaning operation and maintenance unit price, rural cleaning operation and maintenance unit price, domestic garbage transfer operation and maintenance unit price and domestic garbage treatment operation and maintenance unit price in nth year.

Pn-2: Unit price of township sewage treatment operation and maintenance, rural sewage treatment operation and maintenance unit price, urban cleaning operation and maintenance unit price, rural cleaning operation and maintenance unit price, domestic garbage transfer operation and maintenance unit price and domestic garbage treatment operation and maintenance unit price in n-2th year.

K: price adjustment factor.

K=a (En/En-2)+bLn/Ln-2+cChn-1xChn-2+d (Taxn/ Taxn-2) +e+fCPIn-1 xCPIn-2

Where:

a = the proportion of electricity charges in the price composition.
b = the proportion of labor cost in the price composition.

c = the proportion of chemical consumption in the price composition.

d = the proportion of financial expenses in the price composition.

e = the proportion of depreciation and amortization in the price composition.

f = the proportion of other factors other than electricity, labor cost, chemicals, financial expenses and depreciation and amortization in the price composition.

a+b+c+d+e+f=100%

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The respective values of a, b, c, d, e and f are revised by Wujiang District Housing and Urban-Rural Planning and Construction Bureau according to the market situation changes every two (2) operating years and financial analysis in Party B's price adjustment report (as mentioned earlier).
N = The nth year is the year of price adjustment.

En=The electricity tariff index of Party B in the nth year (the electricity price per kilowatt-hour paid by Party B shall be calculated according to the average electricity price of the current year).

En-2 = The electricity tariff index of Party B in the n-2th year (the electricity price per kilowatt-hour paid by Party B shall be calculated according to the arithmetic average of the electricity price of the current year).

Ln=The average wages of on-duty workers in the industry of "Water Conservancy, Environment and Public facilities Management" for n-1th announced by Wujiang District Statistics Department in nth year.

Ln-2=The average wages of on-duty workers in "Water Conservancy, Environment and Public facilities Management Industry" for n-3th year announced by the statistics department of Wujiang District in n-2th year.

Chn-1 = Chemical raw material price index of "Industrial producer purchase Price Index" for the n-1th year announced by Wujiang District Statistics Department

Chn-2 = Chemical raw material price index of "Industrial producer purchase Price Index" for the n-2th year announced by Wujiang District Statistics Department

Taxn = The financial expenses of Party B in the nth year

Taxn-2=The financial expenses of Party B in the n-2th year

CPIn-1 = The consumer price index published by the statistical department of Wujiang District in the n-1th year.

CPIn-2 = The consumer price index published by the statistical department of Wujiang District in the n-2th years.

2) Price adjustment method:

a) The price is adjusted every two years. If the price adjustment factor K changes by more than 3%, the price shall be adjusted according to the price adjustment factor K.

b) If any of the components of K in a non-price adjustment year changes by more than 5%, the price of the current year can also be adjusted according to the price adjustment factor K of the current year.

The weight proportion of each price adjustment factor shall be determined on the signing date, and the values of E, L, Ch and CPI on the commercial operation date shall be confirmed after the signing of the agreement.

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If any of the above indexes cannot be obtained from the data published by the Wujiang District Bureau of Statistics, the index published by Shaoguan City or Guangdong Provincial Bureau of Statistics will be used instead. Since the Wujiang District Statistics Bureau provided the above-mentioned index, the Wujiang District Municipal Statistics Index has been adopted instead.

If the above index is revised or is no longer available by Wujiang District, Shaoguan City or Guangdong Provincial Bureau of Statistics between the starting commercial operation date and the handover date, the Wujiang District Housing and Urban-Rural Planning and Construction Bureau and Party B may agree on an alternative index, or if it cannot be agreed, it shall be determined in accordance with the "dispute settlement" Article of the PPP contract.

In this contract, if there is a change or increase in taxes and fees other than the original taxes and fees of Party B due to the applicable law, both parties shall supplement the price adjustment formula before the first price adjustment after the change, so that the impact of changes in related fees on service charges will be reflected in the price adjustment formula, and the specific matters will be agreed by both parties at that time.

If there are major changes in national laws, regulations, policies, norms and standards related to the project or changes proposed by the government (such as changes in transportation distance, etc.), which lead to significant changes in the investment or operating costs of the project, Party B will submit the change in the cost of health to the Housing and Construction Bureau for approval.

If the adjusted price fails to pass the hearing and the approval of the relevant government departments, it shall be made up by the government in the form of feasibility gap subsidy.

Definition of base year: The first price adjustment is based on the year in which the commercial operation date is started, and the starting date of the price adjustment cycle is taken as the starting date. The subsequent price shall be adjusted in the year in which the last price adjustment occurred as the base year, and the implementation date of the price adjustment shall be taken as the starting date of the price adjustment cycle.

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Annex 19 Emergency Plan

Party B shall conduct regular emergency drills as required and shall ensure the stability and safety of production and services to prevent accidents. In the event of a major accident, Party B shall promptly notify Party A and try its best to rescue and restore production and services as soon as possible; During the period affected by the accident, Party B shall take various emergency measures to remedy, minimize the impact of the accident on the public.

The emergency plan documents are finally provided by the social capital party.

Annex 20 Supplementary Requirements for Project Operation and Maintenance

Chapter I Supplementary Requirements for Operation and Maintenance of Garbage Sub-projects

1.1 Inspection, testing and measurement

(1) The inspection, inspection / measurement of the area and quality of cleaning, the actual quantity of garbage collection and transportation, and the quantity and quality of comprehensive reduction of garbage shall be operated in accordance with the provisions of Annex 3, and the penalty for breach of contract shall be determined with reference to the provisions of Annex 16.

(2) Party B shall inspect the quality of incoming garbage, garbage reduction and disposal according to the indicators, items, inspection cycle, frequency, inspection methods and standards specified in Annex 3. Party B shall install a metering device at the comprehensive reduction collection station of domestic garbage to measure, calculate and record Party B's garbage supply, actual collection and transportation, actual reduced handling and actual reception on a daily, monthly and annual basis in accordance with the provisions of Annex 4. Among them, the collection and transportation volume of domestic garbage shall be based on the total measurement of the terminal treatment site of domestic garbage and the comprehensive reduction collection station of domestic garbage in Shaoguan City. It does not include the amount of slag transported to the terminal treatment site of domestic garbage in Shaoguan through the comprehensive reduction collection station of domestic garbage (for domestic garbage transported directly to the terminal treatment site of domestic garbage in Shaoguan City and the slag produced by the comprehensive reduction collection station and then transported to the terminal treatment site of domestic garbage in Shaoguan City, the government shall coordinate the entry procedures of the terminal handling site of domestic garbage in Shaoguan City and charge for entering the market is free). The amount of comprehensive reduction of domestic garbage shall be measured by the entry metering device of the

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comprehensive reduction collection station of domestic garbage. Party A shall have the right to send a commissioner or third-party regulatory authority to Party B and ensure that the remote monitoring system is continuously operated and monitored on each operating day to supervise Party B's inspection, testing / measurement of incoming garbage, garbage reduction and disposal quality / garbage supply, actual collection and transportation, actual reduced handling and actual reception. In the presence of the commissioner stationed by Party A or the third party regulatory authority and informed by the remote monitoring personnel of Party A through the remote monitoring system, the representatives of Party B shall inspect / measure the incoming garbage, garbage reduction and disposal quality / garbage supply, real-time transportation, actual reduced handling and actual reception. The inspection / measurement results shall be recorded in writing by the representative of Party B (hereinafter referred to as "inspection / measurement result record”). The record should include the quality / supply of incoming refuse, refuse reduction and disposal, actual collection, actual reduced handling and actual reception, as well as other details of the findings. After completion of the record of inspection and measurement results, it shall be submitted to Party A's commissioner and remote monitoring personnel. The inspection / measurement result record shall be valid only after it has been countersigned by Party A's commissioner and confirmed by the remote monitoring personnel through the remote monitoring system. Party B shall submit to Party A within five (5) operating days after the end of each operating month, the incoming garbage, garbage reduction and disposal quality / garbage supply, actual collection, actual reduced handling and actual received inspection / measurement results confirmed by the countersignature of Party A's commissioner and remote monitoring personnel through the remote monitoring system.

(3) If Party A's commissioner or remote monitoring personnel (a) finds any questions during Party B's inspection / measurement process, Party B is required to correct, but Party B refuses to correct, or (b) The inspection / measurement result record does not conform to the inspection / measurement record of Party A commissioner or remote monitoring personnel, it has the right to refuse to countersign or confirm the inspection / measurement result record.

(4) Party B, the commissioner of Party A and the remote monitoring personnel shall negotiate and adjust the records of inspection / measurement results that cannot be signed or confirmed, the Commissioner of Party A and the remote monitoring personnel shall countersign and confirm the final agreed records of inspection and measurement results. If the three parties cannot reach an agreement, a qualified third party approved by the three parties shall be hired for the test, and the commissioner of Party A and the remote monitoring personnel shall countersign and confirm the results of the test, and the cost of the test shall be borne by Party B.

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(5) Party A shall check the inspection / metering equipment, inspection / metering process, inspection / metrology readings and Party B's inspection / metrology records at least twice a year from the date of commercial operation. The cost of such inspection or verification shall be borne by Party A, but (a) if the verification results of the inspection / metrology readings or Party B's inspection / metrology records are materially different from those of Party B's self-test, or (b) If the verification results of the inspection / metrology device or the inspection / metrology process indicate that there is a problem with the inspection / metrology device or inspection / metrology process and there is a substantial difference between Party A's test results after excluding these problems and Party B's self-test results, Party B shall bear the expenses. If Party A finds that any inspection / metering equipment is not accurate, Party B shall bear the cost to repair or replace it as soon as possible.

(6) If there is a substantial difference between Party A's verification or test results and Party B's self-test results, Party A shall provide the verification or test results report to Party B within 5 working days after the results are obtained. if Party B does not object within 5 working days after receiving the results report, it shall be deemed to agree with Party A's verification results, otherwise both parties shall employ qualified third parties approved by both parties to prevail. The cost of employing a third party for testing shall be borne by Party B.

1.2 Rejection and special instructions

For the sub-project of the comprehensive reduction collection and transportation station of domestic garbage, if Party B sends the incoming garbage not up to the standard after sampling inspection, Party A and the relevant garbage supplier may make a reasonable decision before unloading and notify Party A in writing within 3 hours (or by oral notice plus fax or e-mail) and refuse to accept the substandard garbage. After receiving Party B's notice of rejecting substandard garbage, Party A shall have the right to issue special instructions to require Party B to receive such substandard garbage, and shall coordinate the corresponding substandard garbage supply to Party B to pay the corresponding compensation stipulated in Article 1.6. If Party B unloads any substandard garbage, Party B shall be deemed to have waived the right to reject the waste, but the waiver shall not prevent Party B from receiving the corresponding compensation in accordance with Article 9. 6. At the same time, Party B shall notify Party A in writing within 3 hours (or by oral notice plus fax or e-mail) and the relevant garbage supplier that it has received substandard garbage. The above notice shall include details of the supplier of such substandard refuse, all relevant inspection results and the results of other relevant investigations in respect of such substandard cases.

1.3 Minimum garbage collection and supply

There is no minimum garbage guarantee for all sub-projects of this project.

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1.4 Substandard values, shortages and their periods

The parties shall only determine the incoming garbage not up to the standard value, the garbage reduction and disposal quality not up to the standard value, the insufficient garbage supply, the actual reduced disposal capacity and the actual receiving capacity and their duration in the following ways:

(1) If Party A fails to carry out the verification at least once a month in accordance with Article 1.1 (3), the record of the inspection / measurement results confirmed by the countersignature of the Commissioner of Party A and the remote monitoring personnel through the remote monitoring system shall prevail.

(2) If Party A verifies, verifies or tests at least once a month in accordance with Article 1.1 (3) and the results are different from the self-test results of Party B, the duration of such substandard or insufficient quantity is the period between the last verified operation date and the verified operating date, and such substandard or insufficient quantity shall prevail as verified by Party A.

(3) On the premise of Article (2) above, if there is a substantial difference between the verification or test results and Party B's self-test results, and Party B indicates the opposite within 5 working days after receiving the verification result report, the duration of the substandard value or deficiency shall be the period between the last verified operation date and the verified operation date. Such substandard value or deficiency shall be in accordance with 1. 1 (6) shall be subject to the test results of qualified third parties agreed by both parties.

1.5 Failure to clean, collect, transport and deal with the consequences in time

During the operation period, if Party B fails to clean within the specified time, fails to transfer within [6] hours after the actual garbage collection, or fails to dispose of the garbage within 24 hours after the actual collection of garbage, the Operations Coordination Committee or the Commissioner of Party A shall urge Party B or notify Party A himself, and Party A shall have the right to require Party B to pay liquidated damages for non-timely handling in accordance with the provisions of Annex 16.

1.6 Consequences of entering garbage not up to standard

For the sub-project of the comprehensive reduction collection and transportation station of domestic garbage, if the incoming garbage is not up to the standard, Party B shall inform Party A of the actual increased operating costs or capital expenditure caused by the increased treatment load and the corresponding garbage supplier. Party A shall review the records of the incoming garbage inspection results countersigned by Party A's commissioner and the remote monitoring personnel through the remote monitoring system and the written notice issued by Party B on substandard garbage. After the amount and the corresponding substandard garbage supplier has been confirmed and approved by Party A, Party A shall pay the corresponding compensation to Party B.

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1.7 Consequences of substandard quality of garbage cleaning

(1) After the commencement of commercial operation, if the quality of garbage cleaning / reduction treatment does not meet the requirements of Annex 17 and / or the relevant garbage disposal standards of this contract due to Party B and not due to Party A's breach of contract or force majeure, it shall be deemed that the quality of garbage disposal is not up to standard, and Party B shall pay the corresponding liquidated damages to Party A in accordance with Annex 16.

(2) If Party A fails to meet the standard due to Party A's breach of contract or force majeure, Party B does not have to pay the corresponding non-standard liquidated damages.

(3) After the commencement of commercial operation, if any operating year is recorded or notified by Party B or verified by Party A.

If any of the above mentioned in Article (1) fails to meet the standards for a total of more than 30 days or has not been amended within the limited time limit as reasonably required by Party A, Party A shall have the right to terminate this contract as a result of such breach of contract by Party B.

(4) Party A shall have the right to deduct such liquidated damages directly from the garbage disposal service charge or withdraw such liquidated damages from the operation and maintenance guarantee in accordance with Article 1.7 (1).

1.9 Basic requirements for cleaning

(1) Sanitation garbage collection bins should be configured according to the number of garbage peak, and the standby rate of 14% should be taken into account.

(2) The garbage collection and transfer vehicles shall be configured based on the Labor Quota of Urban Appearance and Environmental Sanitation (Jianbiao [2008] No. 110) and the first-class transport distance and garbage collection volume provided by Party A.

(3) The construction mode of "horizontal split matching hook arm car" should be used in the new construction and renovation of garbage transfer stations in town streets.

(4) Road cleaning machinery should be selected according to road grade, working conditions, pollution degree and other factors.

(5) The operation of sprinklers generally depends on the weather conditions, and the normal weather at night is mainly to wash the road surface and to spray the road surface. The road needs comprehensive maintenance and road flushing vehicles need to be equipped. High-pressure flushing vehicles with high pressure and low flow performance shall be used for road flushing, which can complete flushing and sprinkling operations at the same time. The mechanized roads are washed and sprinkled once a day.

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(6) In the central area of each town, sanitation and cleaning personnel are needed to meet the cleaning requirements of the central area of the town. Each town is equipped with multiple sanitation workers and human tricycles, which are fully responsible for cleaning and garbage collection in the central area of the town and tour every day to ensure the environmental quality of the township center area.

Chapter II Supplementary Requirements for Operation and Maintenance of Sewage Sub-Projects

1.1 Water sample collection and storage and water quality testing

(1) The collection and storage of water samples should meet the corresponding requirements of Annex 4.

(2) The inlet water sample and the effluent water sample used to detect the water quality should be collected at the sewage inlet sampling point and the sewage effluent sampling point respectively.

(3) The indicators, items, testing cycle, frequency, testing methods and standards for testing influent and effluent quality shall comply with the provisions of Annex 4 and implement the newly promulgated and implemented national and industry standards.

(4) Party B shall submit to Party A the daily inspection report of inflow and effluent of the previous operating month within 5 operating days after the end of each operating month.

(5) If Party B finds that any kind of influent quality or effluent quality index exceeds the standard, Party B shall immediately notify Party A by fax or e-mail and send a written notice to Party A within 48 hours. The above notice shall include details of all relevant test results and the results of other relevant investigations made in respect of such non-standard cases. The quality of the effluent exceeding the standard shall also include Party B's best and worst predictions for the period within which the excess may last, as well as the causes of such situations, including any details of force majeure claimed by Party B and a detailed description of the remedial measures taken.

(6) Party A or its designated qualified inspection institution shall have the right to carry out on-site inspection and verification of Party B's testing procedures, instruments, equipment and results. The cost of such inspection or verification shall be borne by Party A, but if the result of the inspection or verification is materially different from that of Party B's self-test, and it is proved that Party B's self-test result is incorrect, Party B shall bear such expenses.

(7) If there is a substantial difference between Party A's verification or inspection results and Party B's self-inspection results, Party A shall provide Party B with the report of its verification or spot check results within 5 working days after the results are obtained. If Party B does not object within 5 working days after receiving the result report, it shall be deemed to have agreed with Party A's verification result, otherwise both parties shall employ a qualified third party recognized by both parties to carry out the test and refer to the results of the third party. The details of hiring a third party for testing shall be agreed upon separately by both parties.

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1.2 Measurement of water volume (sub-project of township sewage treatment facilities)

(1) Party B shall install a metering and testing device in accordance with the provisions of Annex 4 to continuously measure, calculate and record the water intake and output of the sewage treatment plant, including instantaneous flow and hourly, daily, monthly and annual cumulative flow. On the day following the final completion day or at the time agreed by both parties, both parties shall set a base reading for all installed flowmeters to determine the original value of each Flowmeter.

(2) During the whole operation period, Party B shall submit to Party A the inflow and effluent flow reports of the previous operation month within 5 operating days after the end of each operation month, and the amount of water shall be calculated in cubic meters. The inflow and effluent flow should be measured by installing equipment at the sewage inlet sampling point and the sewage effluent sampling point respectively.

(3) The Operations Coordination Committee shall inspect, calibrate and test the convection meter at least once every three months after installation of the metrological testing device. If any flow meter is found to be inaccurate, Party B shall repair or replace it at Party B's expense as soon as possible.

(4) Party A has the right to check the flowmeter readings and Party B's meter reading records. The cost of such inspection or verification shall be borne by Party A, but if the result of the inspection or verification is materially different from that of Party B, and it is proved that the result of Party B is incorrect, Party B shall bear such expenses.

(5) If there is a substantial difference between the verification or inspection results of Party A and the self-test results of Party B, Party A shall provide the verification or inspection results report to Party B within 5 working days after the results are obtained. If Party B does not object within 5 working days after receiving the result report, it shall be deemed to have agreed with the verification result of Party A, otherwise both parties shall employ a qualified third party organization recognized by both parties to conduct the nuclear test. The results of the third party inspection test shall prevail. The details of employing a third party for inspection shall be agreed upon separately by both parties.

1.3 Amount of water handled by project design

From the start of commercial operation to the end of the project cooperation period, the designed treatment capacity of the sewage treatment facilities of this project is specified in Annex 4. Party B shall conduct research in the preparatory stage of the project, fully understand the sewage production in the service areas of the town and rural sewage treatment facilities, predict the amount of water collected by the pipe network, and optimize the design scheme, and pay attention to the maintenance and expansion of the supporting pipe network in the process of operation to ensure that the incoming water meets the load requirements of the sewage treatment plant.

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1.4 Maintenance of supporting pipe network collection system

(1) Party B shall inspect and maintain the supporting pipe network collection system and facilities in accordance with the provisions of Annex 4 and Annex 6, so as to maintain good hydraulic function and structure of the supporting pipe network collection system.

(2) The inspection contents of the supporting pipe network include sewage overflow, stagnant water in the mouth of rain water on a sunny day, manhole cover defects, pipe canal collapse, illegal occupation, illegal discharge, private takeover, mixed connection of rain and sewage, and the construction of projects affecting pipe and canal drainage.

(3) The intact rate of pipes and canals and ancillary facilities is required to reach more than 90%.

(4) Party B shall pay attention to the maintenance and expansion of the pipe network to ensure that the amount of water entering the plant meets the treatment load requirements of the sewage treatment plant.

(5) Party B shall carry out pipeline maintenance in accordance with the following requirements:

(a) Regularly inspectto detect and repair pipeline cracks, corrosion, settlement, deformation, misalignment, disconnection, breakage, holes, penetration, leakage, spillover, etc.

(b) Maintain pressure pipes by hydraulic flushing at full load, at least once every three months.

(c) Regularly remove scum from breathable wells.

(d) Keep ancillary facilities such as exhaust valves, pressure wells, breathable wells in good condition and effective.

(e) Regularly open the cover to check the cover plate of the pressure well and find if the cover plate is corroded, the gasket is aging and theire is the cracks in the well body and the mud in the pipe. If found, it should be repaired and maintained in time.

(6) Party B shall maintain the pumping station in accordance with the following requirements:

(a) The intact rate of pumping station units should be more than 95%.

(b) The water level meter, flow meter and rain gauge in the pumping station shall be checked once a year.

(c) The appearance of mechanical and electrical equipment, facilities and pipe fittings of the pumping station shall be derusted and treated for anti-corrosion once every two years.

(d) Flammable, explosive and toxic gas monitoring devices, safety valves, lifting equipment and pressure vessels installed in the pumping station shall be inspected annually in accordance with the regulations and shall not be used until they have passed the inspection.

(e) The walls, roads, pumping rooms and ancillary facilities of the pumping station should be cleaned and maintained regularly, repaired immediately in case of damage, and renewed every 3 years.

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1.5 Excess amount and period of influent water from sewage

During the operation period, both parties shall determine the excess amount and period of sewage inflow only in the following ways:

(1) After Party B notifies Party A in writing of the excess water intake in accordance with Article 1.2 (2), if Party A fails to verify the excess water intake within 10 working days after receiving such notice, the excess amount and period of sewage water intake shall prevail as described in Party B's notice.

(2) After Party B notifies Party A in writing of the excess of water intake in accordance with Article 1.2 (2), if Party A verifies it within 10 working days after receiving such notice, and the results verified according to the same provisions show that there is an excess of sewage inflow, the excess and period of sewage inflow shall be verified by Party A or a third party.

1.6 Excess / deficiency of effluent quality / quantity and period

During the operation period, both parties shall only determine the excess / deficiency of effluent quality / quantity and the period as follows:

(1) If the daily inspection report of the effluent submitted by Party B in accordance with the provisions of this contract shows that the quality / quantity of the effluent exceeds the standard / deficiency, the over-standard value / deficiency of the effluent quality / quantity shall prevail.

(2) If Party B notifies Party A in writing in accordance with the provisions of this contract that the quality / quantity of effluent exceeds the standard / deficiency, the excess / deficiency of effluent quality / quantity of sewage shall be subject to the description of Party B's notice.

(3) If the results verified by Party A in accordance with the provisions of this contract show that the effluent quality / quantity of sewage is excessive / insufficient, and the period of excess / deficiency of effluent quality / quantity is the operation day of the last verification (if not in this month, it is the first operation day of this month), and the period between the operation day of this verification. The excess / deficiency of effluent quality / quantity shall be verified by Party A or a third party.

(4) In the event of a conflict between the above 3 Articles, the Article (3) shall prevail.

1.7 Consequences of excessive effluent quality

During the operation period, if the quality of the effluent exceeds the standard, it shall be treated according to the following methods:

(1) If the daily average influent COD concentration does not exceed [120mg/L] and the effluent quality exceeds the standard, Party B shall accept the fine imposed by the environmental protection department on Party B according to applicable law, and pay Party A the penalty for exceeding the standard of effluent quality according to item 1 of Annex 16.

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(2) When the daily average influent COD concentration exceeds [120mg/L], Party B shall immediately report the situation to Party A. If the effluent quality after sewage treatment by Party B in accordance with the prudent engineering operation practice does not meet the standard, it shall not be regarded as Party B's breach of contract.

1.8 Consequences of excess influent of sewage

1.8.1 Excess influent of sewage

Since the commercial operation date, the actual inflow of Party B in any operation year is greater than the designed treatment water capacity of the project in that operation year (except for rural sub-projects), that is, the sum of the actual water inflow of each operating day in the operating year is greater than the designed treatment water volume X operating days of each operating day in that operating year, which is the excess of sewage inflow.

1.8.2 Consequences of excess influent of sewage.

For the sub-project of the town sewage treatment facility, when the average daily sewage intake of an operating month is greater than the design scale, Party B shall immediately issue a written application to Party A. Party A has verified that the sewage influent quality reaches a certain concentration and the emission reduction effect is obvious, and when the sewage influent quantity is sufficient, Party A may approve and agree to the sewage treatment operation on the designed scale in the next operating month. however, the average daily sewage intake of any sewage treatment facility project at the town shall not exceed [designed water volume X110%], and Party B shall treat all the sewage coming into the plant in the next operating month. The excess amount of sewage inflow shall be calculated and paid for the sewage treatment service charge according to the variable cost determined in the tender documents approved by the government submitted by the social capital party of the unit price of sewage treatment operation and maintenance.

For the town sewage treatment facility sub-project, if the actual water intake of a sub-project is more than 10% of the designed water treatment capacity of the sub-project in two consecutive operating years, Party B shall issue a written notice to Party A to elaborate on the expansion plan that it considers necessary and reasonable to expand the treatment capacity of the project, Party A shall determine whether to implement the upgrading and transformation, and the expansion plan shall be determined through consultation between the two parties.

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1.9 Consequences of insufficient effluent from sewage treatment (for subprojects of sewage treatment facilities at villages and towns)

During the operation period, if the amount of effluent is insufficient, it shall be treated according to the following methods:

1.9.1 Insufficient effluent capacity of sewage

It means that Party B fails to dispose of the actual sewage inflow when the actual sewage inflow on an operation day does not exceed the designed treatment capacity of the project on the operation day.

1.9.2 Consequences of insufficient effluent capacity

Unless there is force majeure, Party B shall deduct the relevant sewage management service charge according to the performance appraisal in case of insufficient sewage output.

The specific cost shall be calculated in accordance with the requirements of this contract.

1.10 Minimum sewage supply of town sewage treatment plant

There is no minimum sewage supply for township sewage treatment plants.

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